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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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MTS Systems Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MTS Systems Corporation 14000 Technology Drive Eden Prairie, MN 55344-2290 Telephone 952-937-4000 Fax: 952-937-4515 Info@mts.com www.mts.com

April 25, 2017
Dear MTS Shareholder:

MTS is holding a virtual Annual Meeting of Shareholders this year on Tuesday, June 6, 2017, at 9:00 a.m. Central Standard Time. You may attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/MTSC2017. You will need to provide your 16-digit control number that is on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive materials by mail.

Your vote is important to us. Last year, approximately 96% of the Company's shares were voted at the Annual Meeting and we thank our shareholders for their response. We urge you to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. And, as indicated above, you may vote during the Annual Meeting online at www.virtualshareholdermeeting.com/MTSC2017.
I encourage you to attend our virtual Annual Meeting of Shareholders on June 6, 2017, at 9:00 a.m., Central Standard Time by visiting www.virtualshareholdermeeting.com/MTSC2017.
Very truly yours,

David J. Anderson Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME
June 6, 2017; 9:00 a.m. (Central time)

VIRTUAL MEETING

The annual meeting of shareholders of MTS Systems Corporation (the "Company") will be held on Tuesday, June 6, 2017, as a virtual meeting at www.virtualshareholdermeeting.com/MTSC2017.

ITEMS OF BUSINESS

1.
To elect eight directors to hold office until the next annual meeting of shareholders or until their successors are duly elected;

2.
To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2017 ("fiscal 2017");

3.
To hold a non-binding, advisory vote to approve the compensation of the Company's named executive officers;

4.
To hold a non-binding, advisory vote regarding the frequency of the vote on the compensation of the Company's named executive officers;

5.
To approve the Company's 2017 Stock Incentive Plan; and

6.
To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the proxy statement made available over the internet and, upon request, in paper copy.

April 25, 2017
On behalf of the Board of Directors,

David J. Anderson
 Chairman of the Board

MTS Systems Corporation
14000 Technology Drive
Eden Prairie, MN 55344-2290

The Board of Directors has set the close of business on April 17, 2017, as the Record Date for the determination of shareholders entitled to notice of and to vote at, the meeting and at any adjournments or postponements thereof.

HOW TO VOTE

All shareholders are cordially invited to attend the virtual Annual Meeting of Shareholders at www.virtualshareholdermeeting.com/MTSC2017. Whether or not you expect to attend, please vote:

By Internet:   www.proxyvote.com

By Phone:     Call 1.800.690.6903

By Mail:         You may request a paper proxy
                      card, which you may complete, sign
                      and return by mail.

The proxy is solicited by the Board of Directors and may be revoked or withdrawn by you at any time before it is exercised.

MTS SYSTEMS CORPORATION
14000 Technology Drive
Eden Prairie, Minnesota 55344

PROXY STATEMENT

GENERAL

This proxy statement is furnished to the shareholders of MTS Systems Corporation (the "Company," "we," "us," or "our") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") to be voted at the virtual Annual Meeting of Shareholders to be held on Tuesday, June 6, 2017 (the "Annual Meeting"), at 9:00 a.m., Central Standard Time, or any adjournments or postponements thereof. This proxy statement and the form of proxy, along with the Annual Report for the fiscal year ended October 1, 2016 ("fiscal 2016"), is being first sent or given to shareholders on or about April 25, 2017.

PROPOSAL 1

ELECTION OF DIRECTORS

General Information

Eight directors will be elected at the Annual Meeting. Upon the recommendation of the Governance and Nominating Committee, the Board has nominated for election the eight persons named below. Each has consented to being named a nominee and will, if elected, serve until the next annual meeting of shareholders or until a successor is elected. Other than Maximiliane C. Straub, each nominee listed below is currently a director of the Company and each was elected by the shareholders. Ms. Straub was elected to serve as a director by our Board on January 1, 2017 and identified as a board candidate by a third-party search firm retained for this purpose by our Governance and Nominating Committee and is standing for election by our shareholders as a director of the Company for the first time at the Annual Meeting. In addition to the nominees listed below, Emily M. Liggett and Barb J. Samardzich served as a member of our Board during fiscal 2016. Ms. Liggett did not stand for re-election at last year's annual meeting of shareholders and Ms. Samardzich is not standing for re-election at this year's Annual Meeting. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the eight nominees named below to constitute the entire Board.

Nominees

The names of the nominees, their principal occupations for at least the past five years and other information are set forth below:

David J. Anderson – Age 69 Director since 2009 Chair since 2011	Director of Modine Manufacturing Company since 2010 and a member of its Corporate Governance and Nominating Committee, Audit Committee, and Technology Committee; Director of Schnitzer Steel Industries, Inc. (a steel manufacturing and scrap metal recycling company) since 2009 and a member of its Audit Committee and Compensation Committee; Co-Vice Chairman of Sauer-Danfoss, Inc. (developer and manufacturer of fluid power and electronic components and systems for mobile equipment applications) from 2008 until June 2009; President, Chief Executive Officer and Director of Sauer-Danfoss Inc. from 2002 until he retired in 2009; various senior management positions with Sauer-Danfoss Inc. from 1984 to 2008; and prior to 1984, various positions in sales, marketing and applications engineering within several manufacturing and distribution businesses.

Mr. Anderson's qualifications to serve on our Board and to serve as the Chair of the Board include his more than 40 years of international, industrial business experience and his chief executive officer and operations experience. He also has technology and engineering experience, the ability to formulate and execute strategy and financial expertise.

Jeffrey A. Graves – Age 55 Director since 2012
President and Chief Executive Officer of the Company since May 2012; President, Chief Executive Officer and a director of C&D Technologies, Inc. (a manufacturer, marketer and distributer of electrical power storage systems for the standby power storage market) from July 2005 until May 2012; various executive positions at Kemet Electronics Corporation from 2001 to 2005, including Chief Executive Officer; various leadership positions with General Electric Company's Power Systems Division and Corporate Research & Development Center from 1995 to 2001; prior to 1995, various positions of increasing responsibility at Rockwell International Corporation and Howmet Corporation. Dr. Graves has served as a director of Teleflex Incorporated and Hexcel Corporation since 2007.

As the only member of management serving on our Board, Dr. Graves contributes an in-depth understanding of the opportunities and challenges facing our Company. His experience in both executive and board positions at various technology companies gives him insight into strategic, financial and personnel matters, as well as the considerations particular to public companies.

David D. Johnson – Age 61 Director since 2013
Retired; Director of Nuvectra Corporation since 2016 and a member of its Audit Committee; Executive Vice President, Treasurer and Chief Financial Officer of Molex LLC (manufacturer of electronic connectors) from 2005 to 2016; Vice President, Treasurer and Chief Financial Officer of Sypris Solutions, Inc., from 1996 to 2005; served as Regional Controller for Molex's Far East Region; Financial Director for New Ventures and Acquisitions; and Financial Director for the Far East South Region from 1984 to 1996. From 1978 to 1984, Mr. Johnson worked for the public accounting firm KPMG LLP.

Mr. Johnson's qualifications to serve on our Board include his chief financial officer experience for a global industrial company. Mr. Johnson has had executive-level responsibility for financial and accounting matters in a number of settings, including international contexts.

Randy J. Martinez – Age 62 Director since 2014	Corporate Vice President of Strategy and Business Development for AAR CORP. (a provider of aviation services to the worldwide commercial aerospace and governmental/defense industries) since August 2015. Prior to his current role, Mr. Martinez held other leadership roles within AAR, including Group Vice President, Aviation Services and President and Chief Executive Officer, AAR Airlift Group (March 2012 to August 2015) and Group Vice President, Government and Defense Services and Senior Vice President, Government and Defense Programs (2009 to 2012). Before joining AAR in 2009, Mr. Martinez was the Chief Executive Officer at World Air Holdings, Inc. (NASDAQ). As a graduate of the United States Air Force Academy, Mr. Martinez served with distinction in the U.S. Air Force for over 21 years, holding a wide variety of leadership roles, including both line command and senior staff positions.

Mr. Martinez currently serves on the Board of the National Defense Transportation Association (NDTA), serving as Chair for the Aviation Sector.

Mr. Martinez's qualifications to serve on our Board include his experience as a chief executive officer at a public company and his particular knowledge of the aviation and defense industries. His diverse industry experience assists in helping to understand our customers who are also diverse by industry and geography.

Michael V. Schrock – Age 64 Director since 2014
Advisor for Oak Hill Capital Partners (a private equity investment firm) since March 2014; President and Chief Operating Officer of Pentair LLC (a global water, fluid, thermal management and equipment protection company) from 2006 through 2013. Prior to that role, Mr. Schrock held several leadership positions at Pentair over his 16-year career, including President of Water Technologies Americas, President of the Pump and Pool Group and President/COO of Pentair Technical Products. Before joining Pentair, Mr. Schrock held numerous senior leadership roles in both the US and Europe at Honeywell International Inc. Mr. Schrock has served on the Board of Directors of Plexus Corporation since 2016.

Mr. Schrock's experience includes more than 35 years in senior roles at major industrial companies. His deep management and operating experience both domestically and internationally and strong track record leading and integrating strategic acquisitions give our Board valuable insight into global business and acquisition matters.

Gail P. Steinel – Age 60 Director since 2009	Owner of Executive Advisors (provider of leadership development services and strategic/profit improvement consulting) since 2007; Executive Vice President, Consumer, Industrial & Technology business unit at BearingPoint (a global technology and management consulting company) from 2002 to 2007; and progressive management positions at Arthur Andersen (provider of audit, tax and consulting services), where her final position was Global Managing Partner of the Business Consulting Division, from 1979 to 2002. Ms. Steinel serves on several boards, including the Board of Trustees of Federal Realty Investment Trust and is Chairperson of its Audit Committee.

Ms. Steinel's qualifications to serve on our Board include her global managing partner experience running a large global business, more than 35 years of business management consulting providing global strategy, policy development, complex problem solving and operations consulting services, as well as her financial expertise and experience as a certified public accountant.

Maximiliane C. Straub – Age 52 Director since 2017
Chief Financial Officer of Bosch LLC (the U.S. subsidiary of Bosch Group, a global engineering and electronics manufacturer) and Executive VP Finance, Controlling and Administration of Bosch North America from 2010 to present; President Full Brake Systems North America of Robert Bosch LLC from 2006 to 2010; and other roles of increasing responsibility with various Bosch affiliates from 1993 to 2006.

Ms. Straub's qualifications to serve on our Board include her chief financial officer experience for a global industrial company. She has developed significant responsibility for finance and accounting matters, as well as profit and loss responsibility, strategic planning experience and mergers and acquisitions experience, all in an international context.

Chun Hung (Kenneth) Yu – Age 67 Director since 2013
Retired; Vice President, Global Channel Services, International Operations for 3M Company (diversified manufacturer of consumer, industrial and health products) from May 2013 to December 2013; President, China Region and 3M China from 2000 to May 2013; President, 3M Taiwan from 1999 to 2000; served in several Director and leadership roles within the 3M organization from 1969 to 1999, located in St. Paul, Minnesota and the Asian-Pacific region.

Mr. Yu's qualifications to serve on our Board include his extensive operations experience in the Asian-Pacific region, a market we have identified as a growth opportunity for our Company's products and services. Mr. Yu also contributes significant leadership, planning and management skills developed during his long tenure with a successful and growing global manufacturing company.

Voting Information and Board Voting Recommendation

In accordance with Minnesota law, directors are elected by a plurality of votes cast. The eight nominees receiving the highest number of votes will be elected. If any nominee is unable to serve as a director, the Board may act to reduce the number of directors or the persons named in the proxies may vote for the election of such substitute nominee as the Board may propose. It is intended that proxies will be voted for such nominees in the latter circumstance. The proxies cannot be voted for a greater number of persons than eight.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH NOMINEE LISTED.

Other Information Regarding the Board

Meetings and Independence. The Board met ten times during fiscal 2016. All of the directors attended at least 75% of the number of Board meetings and meetings of Board committees on which he or she served that were held during fiscal 2016. It is our policy that all directors should attend the Annual Meeting and all of the directors who were serving at the time of last year's annual meeting of shareholders did so.

Independence determinations concerning the Board are made by the Governance and Nominating Committee and, with regard to related party transactions, by the Audit Committee. The Governance and Nominating Committee of the Board has determined that Messrs. Anderson, Johnson, Martinez, Schrock and Yu and Mses. Liggett, Steinel and Samardzich are independent, as defined by the applicable rules for companies listed on the NASDAQ Stock Market. The Governance and Nominating Committee of the Board has determined that Ms. Straub is not independent as defined by the applicable rules for companies listed on the NASDAQ Stock Market because her sibling is a partner of KPMG Germany, an affiliate of our independent registered public accounting firm. Dr. Graves is not independent due to his service as Chief Executive Officer of the Company. In making the independence determination with respect to related party transactions during fiscal 2016, the Audit Committee considered with regard to: Ms. Samardzich that the Company sold approximately $22.7 million in vehicle testing goods and services to Ford Motor Company; Mr. Anderson that the Company sold less than $200,000 in goods and services to Modine Manufacturing Company; and Mr. Johnson that the Company sold less than $10,000 in goods and services to Molex Incorporated. The Audit Committee determined that the aggregate dollar amount of the transactions are below the threshold for the NASDAQ Stock Market independence rules and/or that the transactions do not present a real, potential or perceived conflict between the Company's interests and the direct or indirect interests of Ms. Samardzich, Mr. Anderson, and Mr. Johnson as applicable.

Board Committees. Each of our three standing committees operates under a written charter adopted by the Board. These charters are available to shareholders on our website at www.mts.com (select "Investor Relations" and click on "Corporate Governance").

The Audit Committee of the Board, composed of Mr. Johnson (Chair), Ms. Steinel and Messrs. Anderson, and Martinez, held sixteen meetings during fiscal 2016. All members of the Audit Committee during fiscal 2016 satisfied the NASDAQ Stock Market listing standards for Audit Committee membership. The Board determined that Ms. Steinel and Messrs. Anderson, Johnson and Martinez are each an "audit committee financial expert" under the Sarbanes-Oxley Act of 2002. Among other duties, the Audit Committee:

  •
  selects our independent registered public accounting firm;

  •
  reviews and evaluates significant matters relating to our audit and internal controls;

  •
  reviews the scope and results of the audits by, and the recommendations of, our independent registered public accounting firm;

  •
  is responsible for monitoring risks related to financial assets, accounting, legal and corporate compliance, discusses legal and compliance matters and assesses the adequacy of Company risk-related internal controls;

  •
  pre-approves, in accordance with its pre-approval policy, all audit and permissible non-audit services and fees provided by our independent registered public accounting firm;

  •
  reviews our audited consolidated financial statements and meets prior to public release of quarterly and annual financial information; and

  •
  meets with our management prior to filing our quarterly and annual reports containing financial statements with the Securities and Exchange Commission ("SEC").

A report of the Audit Committee is contained in this proxy statement.

The Compensation and Leadership Development Committee (the "Compensation Committee") of the Board, composed of Mr. Schrock (Chair), Ms. Samardzich and Messrs. Johnson and Martinez, held six meetings during fiscal 2016. All members of the Compensation Committee are independent directors as defined by the rules applicable to companies listed on the NASDAQ Stock Market, are "non-employee directors" as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934 and are "outside directors" as that term is used in Section 162(m) of the Internal Revenue Code. Among other duties, the Compensation Committee:

  •
  reviews and makes recommendations to the Board regarding our employment practices and policies;

  •
  in executive session, reviews and recommends to the independent directors of the full Board the compensation paid to our Chief Executive Officer and evaluates the performance of our Chief Executive Officer;

  •
  annually approves all compensation paid to the other executive officers;

  •
  reviews and approves the Company's retirement plans and approves any amendments related to such plans;

  •
  recommends stock incentive and employee stock purchase plans to the Board;

  •
  reviews and approves stock ownership guidelines for executive officers and monitors adherence to such guidelines;

  •
  determines whether risks arising from the Company's compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company;

  •
  oversees the Company's talent review, leadership development process and succession planning for executive officers; and

  •
  approves the Compensation Discussion and Analysis (the "CD&A") for our proxy statement.

A report of the Compensation Committee is contained in this proxy statement.

The Governance and Nominating Committee of the Board, composed of Ms. Steinel (chair) and Messrs. Schrock and Yu, held five meetings in fiscal 2016. All members are independent directors as defined by the rules applicable to companies listed on the NASDAQ Stock Market. Among other duties, the Governance and Nominating Committee:

  •
  reviews and approves Board governance practices;

  •
  administers the Board evaluation process;

  •
  reviews and approves compensation of non-employee directors;

  •
  monitors adherence to the stock ownership guidelines applicable to non-employee directors;

  •
  identifies, evaluates and recommends potential director candidates and director nominees for selection by the Board; and

  •
  identifies, evaluates and recommends potential candidates for Chairman of the Board and Chief Executive Officer positions when vacancies arise.

Director Nomination Process. In identifying prospective director candidates, the Governance and Nominating Committee (for purposes of this Director Nomination Process sub-section, the "Committee") considers recommendations from shareholders and recommendations from business and professional sources, including executive search firms.

In evaluating director candidates, the Committee believes that all members of the Board should have personal and professional integrity, an absence of conflicts of interest and an ability to understand and respect the advisory and proactive oversight responsibility of the Board. In addition, all non-employee members of the Board should meet independence requirements, comply with director orientation and education guidelines, commit sufficient time to attend Board and committee meetings and fully perform the duties of a director.

In addition to these threshold criteria, the Committee also considers the contributions a candidate is expected to make to the collective functioning of the Board. The Committee seeks directors who will contribute to the Board in areas such as strategy and policy development, technology and engineering, human capital development, financial expertise, international business development and best practices, industrial business value creation, acquisition expertise and public company chief executive officer perspective.

Candidates are expected to effectively perform the role of a director by demonstrating broad perspectives and an inquiring mind, being well prepared for and actively participating in Board and committee meetings, contributing expertise to the Board and committees, listening well, expressing views candidly, applying experience and expertise, being respectful of others and appropriately representing the shareholders.

While it does not have a specific written policy with regard to the consideration of diversity in identifying director nominees, the Committee believes the Board should reflect a variety of opinions, perspectives, personal and professional experiences and backgrounds. The goal is to have a balanced and diverse Board, with members whose skills, backgrounds and experiences will enhance the quality of the Board's deliberations and decisions and cover the spectrum of areas that impact the Company's business. Each member of the Board should contribute to the overall Board composition, with the goal of creating a diverse Board that works collaboratively to guide the success of the Company and represent shareholder interests.

The Committee's policy is to consider qualified candidates for positions on the Board who are recommended in writing by shareholders. Shareholders wishing to recommend candidates for Board membership rather than directly nominating an individual should submit the written recommendations to our Secretary at least 90 days prior to the date corresponding to the date of the previous year's annual meeting of shareholders, with the submitting shareholder's name, address and pertinent information about the proposed nominee. See "Other Information – Shareholder Proposals" for additional information regarding the submission of candidates for Board membership in the event of a change in the annual meeting date from the previous year, which we anticipate will be the case for next year's annual meeting of shareholders to be held in early calendar 2018.

A shareholder intending to nominate an individual as a director at an annual meeting of shareholders, rather than recommend the individual to the Committee for consideration as a nominee, must comply with the advance notice requirements set forth in our Bylaws. Our Bylaws provide that any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors provided that such shareholder has provided written notice of such intention to our Secretary. Such notice must be given not fewer than 90 days nor more than 120 days prior to the date corresponding to the date of the previous year's annual meeting of shareholders, except in certain circumstances and must contain certain required information about the nominee.

Shareholders wishing to recommend for nomination or nominate a director should contact the Company's Secretary for a copy of the relevant procedure and the criteria considered by the Committee when evaluating potential new directors or the continued service of existing directors.

Board Leadership Structure. Our Board leadership structure currently includes a non-executive Chairman of the Board and a separate Chief Executive Officer. The Board has not adopted a policy of separateness and will periodically re-evaluate its leadership structure.

The primary role of our Chief Executive Officer is to manage the business affairs of the Company and the primary role of our Chairman is to preside over all Board activities and ensure the effectiveness of the Board in all aspects of its areas of responsibility. This role includes working with the Chief Executive Officer to set the Board agenda; ensuring that clear, accurate and timely information is provided to the Board; managing Board meetings to allow time for discussion of complex or difficult issues; and promoting active participation by all Board members. The Chairman may also assist the Chief Executive Officer in managing the Company's relationships with investors and other external stakeholders.

The Board has determined that the separation of the Chairman and Chief Executive Officer roles is appropriate for the Company at this time because it enables the Chief Executive Officer to focus more closely on the day-to-day operations of the Company. The Board also values the involvement of Mr. Anderson as a leader and, through his service as Chairman, benefits more directly from his extensive industry and executive experience than it would if he did not hold such position.

Board Role in Risk Management Oversight. Management is responsible for designing and implementing the Company's day-to-day risk management processes, controls and oversight. The Board, as a whole and through its committees, has broad responsibility for the oversight of risk management. The Board has the responsibility to satisfy itself that risk management processes and controls are adequate and functioning as designed and that Company business is conducted in compliance with proper governance procedures and applicable laws and regulations. The Board views risk in the context of major strategic and operational decisions relative to the anticipated benefits. The Board recognizes that it is neither possible nor prudent to eliminate all risk because purposeful and appropriate risk taking is essential for the Company to be competitive and to achieve its performance goals.

The Board believes the Company has good internal processes, controls and resources to identify, manage and mitigate risk, including a robust code of conduct and the compliance oversight role held by the Chief Risk Officer. As a critical part of its risk management oversight role, the Board encourages full, open and ongoing communication with management. The Board regularly engages in discussions with management on strategic, operational and governance matters to ensure that processes and controls are in place so risks are identified, managed and mitigated in a timely fashion.

The Board implements its risk management oversight function both as a whole and through committees. Much of the work is delegated to various committees, which meet regularly and report back to the full Board. All committees have significant roles in carrying out the risk management oversight function. The chair of each committee provides a committee report at each Board meeting that enables the Board to fulfill its risk management oversight responsibilities. Since risk management oversight is an ongoing process and inherent in the Company's strategic and operational decisions, the Board also discusses risk in relation to specific proposed actions.

Each committee is comprised entirely of independent directors and is responsible for overseeing risks associated with its respective area of responsibility.

The Audit Committee:

  •
  assists the Board in fulfilling its oversight responsibilities with respect to accounting and financial reporting principles and policies and internal audit controls and procedures;

  •
  oversees the preparation by management of the financial statements and the independent audit thereof;

  •
  evaluates the performance and independence of outside auditors and selects appropriate outside auditors annually;

  •
  is responsible for monitoring risks related to financial assets, accounting, legal and corporate compliance;

  •
  discusses legal and compliance matters and assesses the adequacy of Company risk-related internal controls; and

  •
  meets separately with representatives of our independent auditing firm, the Internal Assurance leader and the Director of Compliance.

The Compensation Committee:

  •
  assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with our compensation policies and programs;

  •
  is responsible for determining salaries, incentives and other elements of total compensation for our executive officers; and

  •
  administers our various compensation and benefit plans to ensure sound pay practices with features that mitigate risk without changing the incentive nature of the compensation.

The Governance and Nominating Committee:

  •
  assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure;

  •
  is responsible for recommending director candidates to our Board, overseeing processes for shareholders to nominate director candidates and evaluating the performance of directors, committees and the Board; and

  •
  is responsible for developing, periodically reviewing and recommending corporate governance principles and procedures to the Board, as well as overseeing director orientation and continuing education.

A separate discussion regarding the risk considerations in our compensation programs, including the processes that have been put in place by the Compensation Committee and management to identify, manage and mitigate potential risks in compensation, can be found on pages 31 to 32 of this proxy statement.

Communications with the Board. The Board provides a process for shareholders to communicate with its members. The manner in which shareholders may send communications to the Board is set forth on our website at www.mts.com (select "Investor Relations" and click on "Corporate Governance").

Board Evaluation. The Governance and Nominating Committee leads the Board in an annual evaluation of its performance as a board of directors. Our Corporate Governance Guidelines provide that the Board annually evaluate its performance to determine whether the Board, its committees and its individual members are functioning effectively.

Code of Conduct. We adhere to a code of ethics, known as the "MTS Code of Conduct." It applies to our directors, officers, employees and contractors. The MTS Code of Conduct sets forth guidelines for ensuring that all personnel act in accordance with the highest standards of integrity. The MTS Code of Conduct, as well as any waivers from and amendments to it, are posted on our website at www.mts.com (select "Investor Relations" and click on "Corporate Governance").

Non-Employee Director Compensation

During fiscal 2016, the Board reviewed the market competitive pay of our compensation peer companies, as prepared by Willis Towers Watson. Based on the information presented, the Board determined that cash and equity compensation for fiscal 2017 will be adjusted to align the fees and restricted stock units that our non-employee directors receive with market as compared to our peer companies.

The table below reflects the cash compensation for annual service during fiscal 2016 to our non-employee directors along with the approved adjustments for fiscal 2017:

Role	Fiscal 2016 Annual Cash Retainer	Fiscal 2017 Annual Cash Retainer

Chairman of the Board	$110,000	$120,000
All other non-employee directors	$45,000	$55,000
Audit Committee
Chair	$19,000	$20,000
All other committee members	$9,000	$10,000
Compensation Committee
Chair	$12,500	$15,000
All other committee members	$5,000	$7,500
Governance and Nominating Committee
Chair	$11,000	$11,000
All other committee members	$5,000	$5,000

Upon election or re-election to the Board at each of our annual meetings of shareholders, the directors receive an annual grant of restricted stock units under our 2011 Stock Incentive Plan with the number of shares equal to the amounts set forth in the table below. The annual restricted stock unit award to be granted in June 2017 will be under the 2017 Stock Incentive Plan that is the subject of shareholder approval at this Annual Meeting, and will vest on the one year anniversary of the date of grant.

Name	Fiscal 2016 Award Amount	Fiscal 2017 Award Amount	Calculation

David Anderson (Chairman of the Board)	$134,000	$154,000

David Johnson

Randy Martinez			FMV ÷ Grant Date Stock

Barb Samardzich(1)			Price rounded down to the

Michael Schrock	$95,000	$115,000	next whole number

Gail Steinel

Kenneth Yu

Maximiliane Straub(2)

(1)
Since Ms. Samardzich is not standing for re-election as a director of the Company at this year's Annual Meeting, she will not receive the fiscal 2017 award amount.

(2)
Since Maximiliane Straub is standing for election as a director of the Company for the first time at this year's Annual Meeting, she will only receive the fiscal 2017 award amount.

If a non-employee director is appointed to the Board prior to the annual meeting of shareholders, the non-employee director may receive a pro-rated restricted stock unit award depending upon, among other factors, the length of time until the next annual meeting of shareholders. If a non-employee director resigns, retires or otherwise terminates his or her service as a director, a pro-rata portion of any restricted stock units held by such director shall vest prior to the date that the restrictions would otherwise vest.

Non-employee directors are also reimbursed for travel expenses to Board meetings.

Non-employee directors are also eligible to participate in the Executive Deferred Compensation Plan and may elect to defer up to 100% of the director's fees we pay in cash and to defer the settlement of up to 100% of the restricted stock unit awards that they are eligible to receive. At the time of the deferral election, participants must select a distribution date and form of distribution. The plan provides for the crediting of dividend equivalents on such deferred settlement restricted stock units and for the crediting of interest on cash amounts (deferred director fees and dividend equivalents amounts) that are credited to a participant's deferred account. The interest rate utilized is approved by the Compensation Committee in November of each year for the following calendar year. Historically, the ten-year government treasury note rate as of the first business day of the calendar year has been used. The interest rate for calendar 2016 was 2.24%. For fiscal 2016, Mr. Johnson elected to defer 100% of his director's fees and settlement of 100% of his restricted stock unit grant and associated dividend equivalents paid on that grant and Mr. Anderson and Ms. Steinel elected to defer settlement of 100% of their restricted stock unit grant and associated dividend equivalents paid on that grant. Earnings on the deferred compensation accounts (dividend equivalents and interest credits) do not represent above-market or preferential earnings.

The table below shows cash compensation earned by non-employee directors for fiscal 2016 and either paid in cash or deferred at the election of the director as described above. The table also shows the dollar amounts recognized by us for financial statement reporting purposes during fiscal 2016 for restricted stock unit awards granted for service during fiscal 2016.

Director Compensation for Fiscal 2016

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($) (2)(3)	All Other Compensation ($) (4)	Total ($)

David Anderson	119,000	134,006	4,634	257,640
David Johnson	69,833	95,004	4,874	169,711
Emily Liggett(5)	12,500	—	403	12,903
Randy Martinez	59,417	95,004	2,078	156,499
Barb Samardzich	50,000	95,004	2,078	147,082
Michael Schrock	63,125	95,004	2,078	160,207
Gail Steinel	65,917	95,004	4,080	165,001
Kenneth Yu	50,000	95,004	2,078	147,082

(1)
Includes annual retainer and committee meeting fees paid in cash.

(2)
Amounts represent aggregate grant date fair value during fiscal 2016 under FASB ASC Topic 718, based on the valuation and utilizing the assumptions discussed in Note 6 to our Notes to Consolidated Financial Statements for the fiscal year ended October 1, 2016 included in Item 8 of Part II of our Annual Report on Form 10-K for fiscal 2016. On the date of our annual meeting of shareholders held in February 2016, Mr. Anderson was awarded 2,625 restricted stock units and each of Mr. Johnson, Mr. Martinez, Ms. Samardzich, Mr. Schrock, Ms. Steinel and Mr. Yu were awarded 1,861 restricted stock units with a grant date fair value of $51.05 per share.

(3)
As of October 1, 2016, the directors held the following number of restricted stock units: Mr. Anderson – 2,625; Mr. Johnson – 1,861; Mr. Martinez – 1,861; Ms. Samardzich – 1,861; Mr. Schrock – 1,861; Ms. Steinel – 1,861; and Mr. Yu – 1,861.

(4)
Reflects cash dividends paid on unvested restricted stock units in fiscal 2016.

(5)
Ms. Liggett served during a portion of fiscal 2016 and did not stand for re-election at last year's annual meeting of shareholders.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THIS SECTION SHOULD BE READ IN CONJUNCTION
WITH THE "AUDIT COMMITTEE REPORT" BELOW.

KPMG LLP ("KPMG"), an independent registered public accounting firm, has been our independent registered public accounting firm since May 31, 2002. The Audit Committee has selected KPMG to serve as our independent registered public accounting firm and to serve as auditors for the fiscal year ending September 30, 2017. Shareholder ratification of the appointment is requested. Consistent with our Audit Committee Charter and the requirements of the Sarbanes Oxley Act of 2002 and applicable rules and regulations of the SEC and the NASDAQ Stock Market, the ratification of the appointment of independent auditors by the shareholders will in no manner impinge upon or detract from the authority and power of the Audit Committee to appoint, retain, oversee and, if necessary, disengage the independent auditors. In the event the appointment of KPMG is not ratified by the shareholders, the Audit Committee will reconsider the appointment.

Representatives of KPMG are expected to be present at the virtual Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees and Services

The following table presents aggregate fees for professional services rendered by KPMG in fiscal 2016 and fiscal year 2015 for the audit of our annual financial statements and for other services.

	Fiscal Year ($000's)
	2016	2015
Audit Fees(1)	$4,253	$1,779
Audit-Related Fees(2)	1,830	16
Tax Fees(3)	177	97
All Other Fees(4)	-	-

Total fees	$6,260	$1,892

(1)
Includes annual audit of consolidated financial statements, certain statutory audits, Sarbanes-Oxley Section 404 attestation services, comfort letter fees in connection with the June 2016 public offerings and other filings with the SEC.

(2)
Audit-related fees consist of fees for audits of our employee benefit plans, and fees for due diligence and a re-audit related to the acquisition of PCB.

(3)
Tax fees consist of fees for tax compliance and tax consultation services.

(4)
There were no other fees in fiscal 2016 or fiscal year 2015.

The amounts in the table include out-of-pocket expenses incurred by KPMG. The Audit Committee pre-approved all non-audit services described in the table. The Audit Committee has determined that the provision of the services identified in the table is compatible with maintaining the independence of KPMG.

Pre-Approval Policy

The Audit Committee's current practice on pre-approval of services performed by the independent registered public accounting firm is to require pre-approval of all audit services and permissible non-audit services. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the firm's independence. In addition, the Audit Committee has delegated authority to grant certain pre-approvals to the Audit Committee Chair. Pre-approvals granted by the Audit Committee Chair are reported to the full Audit Committee at its next regularly scheduled meeting.

Board Voting Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE
RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

AUDIT COMMITTEE REPORT

The Audit Committee is currently composed of four directors who are independent, as defined by the applicable rules for companies listed on the NASDAQ Stock Market. The Audit Committee operates under a written charter adopted by the Board, a copy of which is available to shareholders on our website at www.mts.com (select "Investor Relations" and click on "Corporate Governance").

Management is responsible for preparing the financial statements, establishing and maintaining the system of internal controls over the financial reporting processes, and assessing the effectiveness of the Company's internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and internal controls in accordance with auditing standards generally accepted in the United States and for issuing reports on such audit. The Audit Committee's responsibility is to monitor and oversee these processes.

Management has represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and the Audit Committee has reviewed and extensively discussed the consolidated financial statements with management and KPMG, our independent registered public accounting firm.

In reviewing our fiscal 2016 audited consolidated financial statements, the Audit Committee discussed with KPMG matters required to be discussed by the applicable Public Company Accounting Oversight Board (PCAOB) Standards. In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures required by the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and discussed with them their independence from us and our management. The Audit Committee determined that the tax services provided to our Company by our independent registered public accounting firm are compatible with the independent registered public accounting firm's independence.

Based upon the Audit Committee's discussions with management and KPMG and the Audit Committee's review of the representations of management and the reports of KPMG, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended October 1, 2016.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE COMPANY'S BOARD OF DIRECTORS

David D. Johnson (Chair)
David J. Anderson
Randy J. Martinez
Gail P. Steinel

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This CD&A describes our executive compensation program for the Chief Executive Officer ("CEO"), Chief Financial Officer and other named executive officers of the Company. The Compensation and Leadership Development Committee (for purposes of this Executive Compensation Section, the "Committee") administers and makes decisions regarding our executive compensation and benefit programs. The following discussion should be read in conjunction with the Summary Compensation Table and related tables and footnote disclosure setting forth the compensation of our fiscal 2016 named executive officers:

  •
  Jeffrey A. Graves, President and CEO;

  •
  Jeffrey P. Oldenkamp, Senior Vice President and Chief Financial Officer;

  •
  William E. Bachrach, former President, Test;

  •
  David T. Hore, President, Sensors;

  •
  John V. Emholz, former Senior Vice President, Sensors; and

  •
  Catherine L. Powell, Senior Vice President, General Counsel and Corporate Secretary.

Mr. Oldenkamp provided a resignation notice to the Company on April 20, 2017 and his employment with the Company will end effective May 12, 2017.

Mr. Bachrach retired from the Company on January 13, 2017.

Mr. Emholz is one of our named executive officers for whom disclosure would have been provided because he was one of our three other most highly paid executive officers, but for the fact that he was not serving as an executive officer at the end of fiscal 2016. Mr. Emholz transitioned from the role of Senior Vice President, Sensors, effective as of July 6, 2016. In connection with such transition, we entered into a transition bonus agreement with Mr. Emholz and he remained employed by the Company as Senior Vice President, Sensors, including the corresponding compensation and benefits, until September 6, 2016, at which time Mr. Emholz's employment with the Company was terminated. He continues to be eligible to receive compensation pursuant to the Company's Executive Severance Plan.

Ms. Powell and the Company entered into a mutual separation agreement on April 18, 2017 pursuant to which the parties mutually agreed that Ms. Powell's employment with the Company will end effective May 5, 2017.

Executive Summary

The objectives of the Committee are to provide a market competitive compensation program that:

  •
  Aligns the financial interests of the executives with those of our shareholders, in both the short and long term;

  •
  Provides a balanced mix of base salary and incentive compensation that is linked to the achievement of our short-term and long-term goals;

  •
  Attracts, motivates and retains highly competent executives; and

  •
  Differentiates between executives based upon individual strategic leadership, contributions to overall corporate and/or segment performance and level of responsibility within the organization.

A discussion of recent Company performance and the corresponding executive pay outcomes, demonstrates that our compensation program is functioning according to our established goals in most respects.

Performance Highlights	Compensation Outcomes

Fiscal 2016 Results Related to Target Levels for Incentive Plans

•

Total Adjusted Revenue, a non-GAAP financial measure, was $605.6 million(1), up from the previous year's GAAP revenue of $563.9 million.

•

Adjusted ROIC, a non-GAAP financial measure, of 16.3%(2), compared to 15.5%(3) in fiscal year 2015.

•

Adjusted diluted earnings per share (EPS), a non-GAAP financial measure, of $3.01(2), compared to the previous year's GAAP diluted EPS of $3.00.

•

Adjusted Working Capital Rate to Revenue ("WCRR"), a non-GAAP financial measure, was 24.0%(4), compared to WCRR of 30.4%(5) in fiscal year 2015.

Annual Incentives

•

Based on achieving 92% of the adjusted EPS goal, 100% of the adjusted revenue goal and 121% of the adjusted WCRR goal, the fiscal year 2016 annual incentive payout for our CEO was 100% of target.

•

The payout was capped at target, as our incentive compensation plan restricts over-ranging in the event that the adjusted EPS goal is not achieved. Without the cap, payouts for the CEO would have been 123% of target during fiscal year 2016.

Long-Term Incentives

•

Three of the four outstanding stock option grants for our CEO were underwater as of October 1, 2016.

•

The performance-based restricted stock units granted in fiscal years 2016 and 2015 were tracking below target payout levels.

o

Adjusted ROIC performance was below target levels in both fiscal years 2016 and 2015.

o

Share prices were below the grant levels.

The overall result is compensation below the targeted opportunity.

(1) For purposes of our incentive compensation plans, we use adjusted revenue, which is not a measure of performance presented in accordance with GAAP. Adjusted revenue is calculated by excluding PCB revenue for the three months ended October 1, 2016 of approximately $44,503,000 from our total fiscal year 2016 revenue of approximately $650,147,000. We use adjusted revenue as an incentive compensation measure as defined in the plan documents. This measure should not be construed as an alternative to revenue determined in accordance with GAAP.

(2) For purposes of our incentive compensation plans, we have calculated adjusted ROIC and adjusted diluted EPS for fiscal year 2016, which are not financial measures of performance presented in accordance with GAAP. Adjusted ROIC is calculated by dividing adjusted net income by average adjusted invested capital. Adjusted diluted EPS is calculated by dividing adjusted net income by adjusted diluted weighted average common shares outstanding. Adjusted net income is calculated by excluding the following from reported net income: PCB net income, acquisition-related expense, net of tax; acquisition integration expenses, net of tax; acquisition inventory step-up, net of tax; restructuring expense, net of tax; acquisition interest expense, net of tax; and after-tax interest expense. Adjusted diluted weighted average common shares outstanding is calculated by excluding the impact of our common stock offering and the issuance of 8.75% tangible equity units, or TEUs. Average invested capital is defined as the aggregate of average adjusted interest-bearing debt and average adjusted shareholders' equity and is calculated as the sum of current and prior year ending amounts divided by two. Because the calculations are not prescribed or authorized by GAAP, the adjusted ROIC percentage and adjusted diluted EPS amount are non-GAAP financial measures. We use adjusted ROIC and adjusted diluted EPS as incentive compensation measures as defined in the plan documents. These measures should not be construed as an alternative to return on equity, diluted EPS or any other measure determined in accordance with GAAP. For a reconciliation of these non-GAAP financial measures to the nearest GAAP measures, see page 58 of our Annual Report on Form 10-K for fiscal 2016.

(3) For the calculation of fiscal year 2015 ROIC, see page 20 of our Annual Report on Form 10-K for fiscal 2016.

(4) For purposes of our incentive compensation plans, we use adjusted WCRR for fiscal year 2016, which is not a measure of performance presented in accordance with GAAP. Adjusted WCRR is calculated by dividing the adjusted 12 month average net working capital by adjusted revenue. The adjusted 12 month average net working capital is calculated by excluding PCB accounts receivable, net, unbilled accounts receivable, inventories, net, accounts payable and advance payments from customers and averaging the quarterly adjusted net working capital for fiscal year 2016. Adjusted revenue is calculated by excluding PCB revenue for the three months ended October 1, 2016 of approximately $44,503,000 from fiscal year 2016 revenue of approximately $650,147,000. Because the ratio is not prescribed or authorized by GAAP, the adjusted WCRR is a non-GAAP financial measure. We use adjusted WCRR as an incentive compensation measure as defined in the plan documents. For a reconciliation of this non-GAAP financial measure to the nearest GAAP measures for fiscal year 2016, see page 59 of our Annual Report on Form 10-K for fiscal 2016.

(5) WCRR is calculated by dividing the 12 month average net working capital by full fiscal year revenue. The 12 month average net working capital is calculated by averaging the quarterly adjusted net working capital for fiscal year 2015. Because the ratio is not prescribed or authorized by GAAP, WCRR is a non-GAAP financial measure. For a reconciliation of this non-GAAP financial measure to the nearest GAAP measures for fiscal year 2015, see page 60 of our Annual Report on Form 10-K for fiscal 2016.

While we believe our executive compensation program is meeting our stated objectives, we do accept shareholder feedback on the design and performance-orientation of our programs. Specifically, we received approximately 98% support of our executive compensation programs at our last annual meeting of shareholders held in fiscal 2016 related to the compensation of our named executive officers. We continue to solicit shareholder feedback regarding our compensation programs, and take this input into consideration as we design future incentive compensation.

Fiscal 2016 Executive Compensation Highlights

Detailed below are some of the key actions and decisions with respect to our executive compensation programs for fiscal 2016 as approved by the Committee, with counsel from its independent compensation consultant, Willis Towers Watson:

  •
  Acquisition of PCB. The following executive compensation actions were reviewed by the Committee in connection with the acquisition of PCB.

    °
    David T. Hore, former President of PCB, was appointed to serve as our President, Sensors in July 2016. While we typically do not enter into employment agreements with our executive officers, Mr. Hore had an existing employment agreement with PCB dated as of April 1, 2016 (the "Hore Employment Agreement") and, as part of the merger agreement with PCB, we agreed to assume the Hore Employment Agreement. Pursuant to the Hore Employment Agreement, Mr. Hore will receive compensation in the amount of $500,000 per year to be evaluated by us from time to time and annual cash bonus payments are discretionary on our part. The Hore

        Employment Agreement has a two-year term and provides for potential payments in the event of a termination of Mr. Hore's employment. Therefore, during the term of the Hore Employment Agreement, Mr. Hore will not participate in our Executive Severance Plan or the Executive Change in Control Severance Plan. In addition, as one of our new executive officers, Mr. Hore received a restricted stock unit award on August 15, 2016 with a fair market value of $270,000 in accordance with our typical policy for newly hired executive officers. We believe that executive hire equity grants are important to align our officers' interests with our shareholders' interests.

      °
      We entered into a Transition Bonus Agreement (the "Emholz Transition Agreement") with John V. Emholz, our former Senior Vice President, effective as of July 6, 2016. Pursuant to the Emholz Transition Agreement, Mr. Emholz remained employed by the Company in his current position, including the corresponding compensation and benefits, for a period of 60 days following the closing of the acquisition on July 6, 2016, at which time Mr. Emholz's employment with the Company was terminated and he began to receive compensation pursuant to the Company's Executive Severance Plan further described below.

  •
  Compensation Overview for Fiscal 2016. The Committee granted performance restricted stock units ("PRSUs") using adjusted ROIC as a performance measure. The Committee believes that measuring adjusted ROIC over a three- year period is an appropriate measure for the PRSUs given its emphasis on profitability with a longer-term view. In fiscal 2016, the Committee continued with its practice of granting an even mix of stock options and PRSUs. The performance measure of adjusted ROIC is expressed as annual targets for the applicable three-year period and the annual performance is averaged over the performance period. The performance range has threshold, target and maximum performance expectations each cycle, with a 75% guaranteed threshold of target and up to a 125% maximum opportunity of target.

  •
  Strong Performance-Based Compensation Awards and Payouts. Our executive compensation is tightly linked with performance.

    °
    As with past years, we adopted an Executive Variable Compensation ("EVC") Plan through which the named executive officers were eligible to earn cash incentive compensation based upon achievement of specific financial objectives for fiscal 2016, recommended by the Committee and approved by the Board, that are designed to challenge the named executive officers to high performance.

    °
    The Committee actively considers the impact of unusual or one-time events on our financial performance in setting the performance goals under the EVC Plan.

    °
    As named executive officers assume greater responsibility, a larger portion of their total cash compensation is risk based and dependent on Company and business segment performance.

    °
    The Committee targets annual base salaries around the median base salaries of survey data, with the EVC Plan designed to allow the named executive officer to earn above-target compensation only when the named executive officer delivers and, as a Company, we deliver performance that is also above target.

  •
  Appropriate Comparisons. As part of our salary structure analysis, Willis Towers Watson reviews market data, adjusted for revenue size, to current base salaries. A proxy review based on compensation peer companies is also conducted to compare market data to the compensation peer companies. Recommendations are then provided to the Committee for setting base salary and long-term incentive ranges for our named executive officers.

  •
  Stock Ownership Expectations. Our compensation programs encourage employees to build and maintain an ownership interest in the Company. We have established specific stock ownership guidelines for executive officers, which are reviewed annually by the Committee.

  •
  Emphasis on Quality Compensation Practices. We continue our commitment to compensation practices that we believe contribute to good governance.

    °
    Our EVC Plan and 2011 Stock Incentive Plan each contain a recoupment, or "clawback," provision. These clawback provisions require executive officers to forfeit and allow us to recoup any payments or benefits received by them under the EVC Plan or the 2011 Stock Incentive Plan under certain circumstances, such as certain restatements of our financial statements, termination of employment for cause and breach of an agreement between us and the executive officer.

    °
    The compensation consultant is retained directly by and reports to the Committee. The compensation consultant does not provide any services to management personally and had no prior relationship with any of our named executive officers.

Information Used in the Compensation Process

Independent Compensation Consultant

Under the Committee's charter, the Committee has the authority to select, retain and compensate executive compensation consultants and other advisors as it deems necessary to carry out its responsibilities. For assistance with fiscal 2016 compensation decisions, the Committee engaged Willis Towers Watson to provide it with information regarding compensation of executive officers, non-executive officers and directors. Specifically, Willis Towers Watson was asked by the Committee to:

  •
  provide information on executive compensation for each cash component of compensation (base salary and short-term incentive compensation);

  •
  provide information regarding competitive values and structures of long-term incentive compensation;

  •
  provide information regarding performance measures used in long-term incentive compensation programs; and

  •
  review and provide information on the compensation peer group used to confirm survey data related to some of our named executive officer positions.

Determining Competitive Compensation

The Committee annually assesses "competitive market" compensation for each component of compensation using a number of sources.

The Committee engaged Willis Towers Watson as its independent compensation consultant to review compensation levels for executive positions. For fiscal 2016, as in past years, a base salary benchmark tool was updated for the Committee based upon executive salary survey data that was adjusted for comparability by business, revenue, executive position and age of data. In setting salaries for fiscal 2016, executive salary survey data for executives was obtained from the 2015 Towers Watson Compensation DataBank Survey and the 2015 Towers Watson Compensation Survey Report for companies with less than $1 billion in revenue. The results of the benchmark tool were then referenced against proxy compensation data from our compensation peer group described below, which is used as a supplemental data source.

For each position, the base salary benchmark tool produces a median and a competitive salary range, with the minimum and maximum end of the range at approximately 80% and 120% of the median, respectively. The Committee used the benchmark tool to assess the median and range of competitive salaries for fiscal 2016 and compared these to the base salaries for the named executive officers to determine the need for adjustments.

Our direct competitors are either privately-owned companies or business units within much larger public companies and, as a result, a broad and reliable base of compensation data from these companies is not readily available. Accordingly, the compensation peer group we use to confirm the base salary data from our benchmark tool consists of durable goods manufacturing companies, most of which do not compete with us directly but several of which compete with us for management talent. Our compensation peer group is reviewed on an annual basis by the Committee with the assistance of its independent compensation consultant. Our compensation peer group used when determining fiscal 2016 compensation consisted of the following companies:

Badger Meter Inc.	GSI Group Inc.
Checkpoint Systems Inc.	John Bean Technologies Corporation
Cognex Corporation	Kimball Electronics, Inc.
Coherent Inc.	Methode Electronics, Inc.
CTS Corporation	National Instruments Corporation
Daktronics Inc.	Newport Corp.
ESCO Technologies Inc.	OSI Systems, Inc.
Fabrinet	RBC Bearings Inc.
FARO Technologies Inc.	Rofin-Sinar Technologies Inc.
FEI Company	Standex International Corporation

In May 2016, the Committee evaluated its peer group in light of the acquisition of PCB and determined that its peer group should be revised to add the following companies: HEICO Corporation and MKS Instruments, Inc.

For short-term cash incentive compensation, which was delivered to the named executive officers through the EVC Plan, the Committee also reviewed market data and executive salary survey information that had been compiled and adjusted by Willis Towers Watson. For each of the named executive officers, the Committee compared the target amounts under the EVC Plan for fiscal 2016 to the survey information relating to the median amount of non-salary cash compensation paid to executive officers as a percentage of base salary.

Additionally, Willis Towers Watson prepares for the Committee an annual analysis of long-term equity incentive compensation. The analysis includes a market review of our equity grant structure, comparing the value of our long-term incentive award guidelines to market data. Comparative information was obtained from the Willis Towers Watson's Executive Compensation Database for long-term incentive tables for companies with revenues of less than $1 billion. The Committee used this data to establish competitive guideline ranges and median values for equity awards made in December 2015 to the named executive officers.

Role of Management

In determining compensation for executive officers, other than the CEO, the Committee solicits input from the CEO regarding the duties and responsibilities of the other executive officers and the results of performance evaluations. The CEO also recommends to the Committee the base salary for all executive officers (other than his own) and, in developing his recommendations, may request input from the Chief Human Resources Officer from time to time relating to the compensation of those executive officers. The CEO, Chief Financial Officer and the Chief Human Resources Officer develop recommendations for the Committee regarding the financial performance goals under the EVC Plan and the minimum, target and maximum levels of achievement of the performance goals. The CEO, Chief Human Resources Officer and General Counsel are invited to attend meetings of the Committee from time to time. No executive officer attends any independent director executive session of the Committee or is present during deliberations or determination of his or her compensation.

The Committee establishes the compensation for the executive officers, other than the CEO. With respect to the CEO, the Committee makes recommendations to the independent directors of the Board of Directors.

Compensation of our Named Executive Officers

During fiscal 2016, the components of our executive compensation program consisted of base salary, short-term cash incentive, long-term equity incentive awards, broad-based benefits and other perquisites. The named executive officers were eligible to participate in the same benefit programs as were available to our other salaried employees working in the same countries. The chart below reflects the relative weighting associated with each of these components paid or granted to the CEO for fiscal 2016.

For the named executive officers, other than the CEO, the average relative weighting associated with these components paid or granted for fiscal 2016 was base salary 38%; long-term equity incentive 38%; short-term cash incentive 20%; benefits 3% and perquisites 1%. Mr. Hore and Mr. Emholz were not included in the calculation of the pay mix for the named executive officers due to Mr. Hore's Employment Agreement and Mr. Emholz's transition bonus.

Determining Mix of Compensation

The Committee does not have a set policy or formula for weighting the elements of compensation for each named executive officer. Instead, the Committee considers market factors relevant to that executive and his or her tenure, role within the Company and contributions to the Company's performance. In general, as named executive officers assume greater responsibility, a larger portion of their total cash compensation is payable as short-term cash incentive, which is variable based on performance, as opposed to base salary and a larger portion of their total direct compensation (that is, compensation other than benefits and perquisites) comes in the form of long-term equity incentive.

Fiscal 2016 Base Salaries

The Committee determines base salaries for named executive officers, other than the CEO, and makes recommendations to the independent directors of the Board regarding the base salary of the CEO. These recommendations are based upon a number of factors, including competitive salaries and individual performance. Annual recommendations for executive officers are made in November of each year and any resulting adjustments to base salaries take effect that same month.

The Committee reviewed base salary datasets developed by Willis Towers Watson as the Committee considered adjustments to base salaries for fiscal year 2016. These datasets provided the Committee with information regarding a median level of base salary for each named executive officer position and a range of competitive base salaries.

Additionally, we have a systematic approach for evaluating the performance of our executive officers, with base salary adjustments affected primarily by the performance evaluation for the prior fiscal year. The process begins by establishing specific, individualized performance goals at the beginning of the fiscal year for each executive officer, as well as identifying or reaffirming the core competencies of the position and evaluating performance against the values that guide how we conduct ourselves and our business. The CEO proposes individual performance goals for himself that are reviewed by the Committee and approved by the independent members of the Board. The CEO works with each of the other named executive officers to establish appropriate performance goals for that individual. These individual performance goals relate to our customers and our market, organizational improvements and financial measures.

The CEO regularly provides reports and updates throughout the year regarding his progress toward achievement of these individual performance goals. The performance of the executive officer is assessed by the independent directors of the Board, in the case of the CEO, or by the CEO, in the case of the other executive officers. As part of this performance review, the independent directors of the Board or the CEO, as the case may be, consider the executive officer's demonstration of competencies of that executive's role, the behaviors that reinforce our values and achievement of the individual performance goals established for that fiscal year.

The following table shows the annualized base salaries for the named executive officers for fiscal year 2016 (other than Mr. Hore, who received the same base salary as provided in the employment agreement that he had in place with PCB prior to the acquisition), as well as the proximity of the fiscal year 2016 base salary to the median of the market data for the same or similar position.

Named Executive Officer	Fiscal Year 2016 Annualized Base Salary	Fiscal Year 2016 Annualized Base Salary as a Percent of Median of Base Salary Comparable

Jeffrey Graves	$650,000	99.2%
Jeffrey Oldenkamp	$345,000	95.8%
William Bachrach	$360,000	100.0%
John Emholz	$320,000	103.2%
Catherine Powell	$300,000	96.8%

Mr. Hore receives compensation under the terms of the Hore Employment Agreement, which provides for an annualized base salary of $500,000.

Design of EVC Plan and Review of Fiscal 2016 Performance

Under the EVC Plan, all of the named executive officers employed by the Company at the end of fiscal 2016, other than Mr. Hore, were eligible for cash bonuses as determined based upon our financial performance as compared to set performance goals. Mr. Hore does not participate under the EVC Plan because the Hore Employment Agreement provides that payment of any bonus is at the sole discretion of the Board.

The table below shows the target bonus amounts as a percentage of their respective base salaries that would be earned by the named executive officers, other than Mr. Hore, under the EVC Plan upon our achievement of target performance goals.

Named Executive Officer	% of Fiscal Year 2016 Base Salary at Target Achievement

Jeffrey Graves	100%
Jeffrey Oldenkamp	55%
William Bachrach	55%
John Emholz	45%
Catherine Powell	45%

The differences among the named executive officers of the cash incentive opportunity at the target level is primarily a function of their position within our Company and the corresponding grade level assigned to that position. Named executive officers with the same grade level were assigned the same cash incentive opportunity at the target level. The Committee usually sets the cash incentive opportunity at the target level at the same percentage for the same positions. However, the Committee reviews, primarily for trend information, data from our compensation survey analysis and our group of compensation peer companies relating to short-term compensation earned by executive officers in comparable positions. After this review, the Committee makes adjustments to the percentage of base salary that will be earned by our executive officers at target achievement as appropriate.

The Committee determined the performance goals under the EVC Plan as part of our annual planning process, selecting performance goals deemed critical to our success in fiscal 2016. The Committee believes the combination of performance goals are appropriately balanced between earnings-related and growth goals, while also focusing on shareholder value. The following is a summary of the performance goals and their relative weighting for the named executive officers, other than Mr. Hore.

Weighting for
Named Executive Officers
for Fiscal Year 2016

For Dr. Graves, Mr. Oldenkamp and Ms. Powell, all performance goals were based on total Company performance. For Messrs. Bachrach and Emholz, the adjusted diluted EPS performance goal was a total Company measure, but the remaining measures were determined based upon achievement of targets by the Test or Sensors segment, as applicable. The Committee established performance goals based on segment (rather than total Company) performance for these executives to reflect their accountability for the performance of that segment. The Committee believes that the leader of the segment has a meaningful opportunity to directly impact the achievement of the performance goals through his individual performance as the leader of that segment.

The Committee established minimum, target and maximum levels of achievement for each of the performance metrics, as shown in the following table:

Corporate Goal (1)	Weight	Threshold(2)	Target	Maximum	Result	Percent of Target Performance Achieved

Adjusted Diluted EPS(3)	35%	$ 2.61	$ 3.27	$ 3.92	$ 3.01	92%
Adjusted Revenue (000s)(4)	35%	$ 484,320	$ 605,400	$ 726,480	$ 605,644	100%
Adjusted WCRR(5)	30%	31.9%	29.0%	26.1%	24.0%	121%
Payout as % of Target Bonus		50%	100%	200%
(1)
Specific performance goals for the Test and Sensors segments and their corresponding minimum, target and maximum amounts are not disclosed due to the competitive harm of such disclosure. For fiscal 2016, the Committee followed the same pattern in setting segment-specific performance levels as for setting the corporate performance levels: for adjusted diluted EPS and adjusted revenue, minimum is equal to 80% of the expected results under the applicable segment's annual plan, target is equal to expected results and maximum is equal to 120% of expected results; and for adjusted

  WCRR, minimum is equal to a 10% decrease in the expected results under the applicable segment's annual plan, target is equal to expected results and maximum is equal to a 10% increase in expected results.

(2)
Represents the hurdle performance required at which 50% payout begins.

(3)
Adjusted diluted EPS is a non-GAAP financial measure. For more information on how adjusted diluted EPS is calculated, see page 58 of our Annual Report on Form 10-K for fiscal 2016.

(4)
Adjusted revenue is a non-GAAP financial measure. For more information on how adjusted revenue is calculated, see page 18 of this proxy statement.

(5)
Adjusted WCRR is a non-GAAP financial measure. For more information on how adjusted revenue is calculated, see page 59 of our Annual Report on Form 10-K for fiscal 2016.

In addition, since the Committee believes the adjusted diluted EPS performance goal provides a strong link between the incentive program and shareholder value, if the target level of adjusted diluted EPS achievement is not met, EVC Plan participants are limited to target payout under the plan regardless of the results of other performance goals. Within this provision of the EVC Plan, if the adjusted diluted EPS target is not met, an executive may receive a payout in excess of 100% for an individual performance goal so long as the executive's payout under the EVC Plan is not in excess of 100% of target, in the aggregate.

Based on the results for fiscal year 2016, the payouts to each named executive officer, other than Messrs. Emholz and Hore, under the EVC Plan by performance goal were calculated as follows based upon their respective fiscal year 2016 base salaries:

Performance Goal	Percent of Target Payout Achieved	Jeffrey Graves	Jeffrey Oldenkamp	William Bachrach(1)	Catherine Powell

Adjusted diluted EPS	80%	$181,980	$52,290	$55,351	$35,569
Adjusted revenue	100%	$227,078	$65,249	$80,952	$44,496
Adjusted WCRR	200%	$388,500	$111,632	$118,167	$76,125
Total without cap		$797,558	$229,171	$254,470	$156,190
Total with cap(2)		$647,500	$186,053	$196,945	$126,876
Total as % of Target		100%	100%	100%	100%
(1)
Achievement of the performance goals relating to adjusted revenue and adjusted WCRR for corporate performance for fiscal 2016 does not apply to Mr. Bachrach. Amounts attributable to each of these measures represent amounts attributable to actual achievement in fiscal 2016 by the Test segment of the performance goal noted.

(2)
The bonus amount for all named executive officers was capped at target, as the EVC Plan restricts over-ranging in the event that the target for any goal is not achieved and the adjusted diluted EPS goal was not achieved during fiscal 2016.

Mr. Emholz did not qualify for a payout under the EVC Plan since he was no longer an employee of the Company as of the last day of fiscal 2016. Mr. Hore does not participate in the EVC Plan, so he also did not qualify for a payout. Pursuant to the terms of the Hore Employment Agreement, the Committee decided not to provide a discretionary bonus to Mr. Hore based on the short period of time that he was employed by the Company during fiscal 2016.

Long-Term Incentive Awards

The awards for fiscal 2016 were weighted 50% of the value in stock options and 50% of the value in PRSUs restricted over a three-year period. In determining the number of stock options to grant, the Committee reviewed the stock options based on an average of the Black Scholes values over the last 90 days prior to the end of the fiscal year. This methodology was to better represent the value of our equity over the most current period prior to the date of the award. A more stable option grant size (in terms of the number of options) also sends a signal that pay realized from stock option grants will be more sensitive to future stock price appreciation and less sensitive to past stock price volatility. This approach, however, causes the accounting value of the stock options that are shown in the Summary Compensation and Grants of Plan-Based Awards tables to differ from the value of PRSUs, which would otherwise be unexpected with an equal-weighted mix of options and PRSUs. In determining the number of PRSUs to grant, half of the aggregate value of the grant is divided by the closing price of the Company's common stock on the date of grant.

The options are all non-qualified stock options that vest in incremental installments of one-third per year commencing on the first anniversary of the date of grant and expire seven years after the date of grant.

In fiscal 2016, the Committee continued to grant PRSUs using adjusted ROIC as a performance measure. The Committee believes that measuring adjusted ROIC over a three-year period is an appropriate measure for such PRSUs given its emphasis on profitability with a longer-term view. The performance measure of adjusted ROIC is expressed as annual targets for the applicable three-year period and the annual performance is averaged over the performance period. The performance range has threshold, target and maximum performance expectations each cycle, with a 75% guaranteed threshold of target and up to a 125% maximum opportunity of target.

The following table shows for each of the named executive officers (other than Mr. Hore who did not receive an award because he was not an officer of the Company at the time) the number of shares underlying the equity awards and the aggregate value of the awards granted in December 2015 for fiscal 2016.

Named Executive Officer	Number of Shares Underlying Stock Options	Number of Performance Restricted Stock Units	Aggregate Value of Awards
Jeffrey Graves	61,455	10,123	$1,250,000
Jeffrey Oldenkamp	17,207	2,834	$350,000
William Bachrach	14,749	2,430	$300,000
John Emholz	9,833	1,620	$200,000
Catherine Powell	8,850	1,458	$180,000

The table below sets forth for fiscal 2016 the threshold, target and maximum levels for the adjusted ROIC performance goal as well as the actual achievement of that performance goal for fiscal 2016 and the percentage of the target level of that achievement.

Performance Goal	Threshold	Target	Maximum	Result	Percent of Target Performance Achieved	Percent of Target Payout Achieved

Adjusted ROIC	10.6%	17.6%	22.6%	15.9%	90.3%	93.9%

Based on the results for fiscal 2016, the payouts to each named executive officer (other than Mr. Emholz and Ms. Powell, who were not officers of the Company at the time of the date of grant) for the PRSUs with a date of grant of December 3, 2014, were calculated as follows based upon the respective PRSUs attributable to fiscal year 2015 and 2016 performance.

	Target PRSUs		Actual PSRUs
Named Executive Officer(1)	Shares	Value(2)	Shares	Value(3)

Jeffrey Graves	2,670	$178,837	2,508	$134,805
Jeffrey Oldenkamp	672	$45,011	631	$33,916
William Bachrach	684	$45,814	642	$34,508
John Emholz	—	—	—	—
Catherine Powell	—	—	—	—
(1)
Vesting and payout date was December 3, 2016.

(2)
Target PSRU value represents number of shares granted multiplied by the share price of $66.98 on the date of the grant (December 3, 2014).

(3)
Actual PSRU value represents the number of actual shares delivered based on the payout achieved multiplied by the share price of $53.75 on the date of vest (December 3, 2016).

Compensation Policies

Equity Incentive Grant Policy. The Committee recognizes the importance of adhering to specific practices and procedures in the granting of equity incentives. Accordingly, the Committee has developed a formal policy relating to the grant of equity incentives. Our policy is that grants of equity incentives, other than new hire or promotional grants, will be made by the Committee once per year as described above. Equity incentive awards to our CEO are approved by the independent directors of the Board following a recommendation by the Committee. Our policy is that the annual grant date for awards made by the Committee for the annual grant is on the later of (i) market close as of the first Wednesday in December in the first fiscal quarter, or (ii) market close as of the fifth business day after the fourth quarter earnings release is issued. Our policy also states that the grant date for awards made by the Committee to new hires will be the 15th day of the month following the month of hire or, if the market is closed that day, the first business day prior thereto in which the market is open.

Under our 2011 Stock Incentive Plan, the Committee may delegate authority to make awards to a subcommittee consisting only of independent directors or to one or more executive officers. We also included a similar provision to the 2017 Stock Incentive Plan that is the subject of shareholder approval at this Annual Meeting. The Committee has delegated authority to the CEO to make awards of stock options, restricted stock units or a combination of stock options and restricted stock units, other than to our executive officers. This delegation is subject to a maximum number of shares and other restrictions.

Executive Compensation Clawback Policy. We added a recoupment or "clawback" provision to our EVC Plan that was approved by shareholders at the fiscal year 2009 annual meeting of shareholders. Our 2011 Stock Incentive Plan contains a similar provision. We also included a similar provision to the 2017 Stock Incentive Plan that is the subject of shareholder approval at this Annual Meeting, with the addition of recoupment in the event of a violation of the MTS Code of Conduct. These clawback provisions require an executive officer to forfeit and allow us to recoup from the executive officer any payments or benefits received by the executive officer under the EVC Plan or our equity plans under certain circumstances, such as certain restatements of our financial statements, termination of employment for cause, violation of the MTS Code of Conduct and breach of an agreement between us and the executive officer.

Stock Ownership Guidelines. To align our executive officers' interests with our shareholders' interests, the Committee expects our executive officers to acquire significant equity ownership in the Company. Accordingly, we have adopted stock ownership guidelines requiring each executive officer to achieve an equity ownership level equal to a specified multiple of his or her base salary within five years of being appointed as an executive officer or within five years of change in executive officer status resulting in an increased required level of ownership. The Committee revised the stock ownership guidelines in September 2014 and the current minimum equity ownership levels as a multiple of base pay are as follows: five times for the CEO; four times for the Chief Financial Officer; and a multiple equal to their executive salary grade level for any other Senior Vice President (ranging from two times to four times) and one time for a Vice President. As part of the revisions in September 2014, the policy now provides that failure by a participant to meet the required ownership level within the time period established will result in a requirement that participants must retain 100% of the net shares acquired (net of taxes) through the Company's equity compensation programs until the ownership levels are met. It also requires that our executive officers hold equity acquired through our equity compensation plans in a minimum amount of 75% of the net proceeds (net of taxes) until ownership levels are met.

Our independent directors have also imposed upon themselves a guideline for achieving significant equity ownership. Our independent directors are expected to achieve an ownership of our Common Stock equal to a minimum of five times their annual cash retainer.

The Committee reviews the progress of our executive officers toward the ownership guidelines on a regular basis and determined that all of the executive officers are on track for meeting the ownership guidelines within the established timeframes.

Tax Deductibility of Compensation. Section 162(m) of the Internal Revenue Code limits our ability to deduct compensation in excess of $1 million paid to the CEO or any of the three other most highly compensated executive officers (other than the Chief Financial Officer), unless the compensation qualifies as "performance-based compensation." Among other things, in order to be deemed performance-based compensation, the compensation must be based on the achievement of pre-established, objective performance criteria and must be pursuant to a plan that has been approved by our shareholders. The Committee intends to continue its practice of paying competitive compensation in order to attract and retain the senior executives necessary to manage our business in the best interests of the Company and our shareholders. Under some circumstances, this practice may require us to pay compensation that is not deductible under Section 162(m). Although we intend to maximize the deductibility of compensation paid to executive officers, we also intend to maintain the flexibility to take actions considered to be in our best interests including, where appropriate, entering into compensation arrangements under which payments are not deductible.

Compensation and Leadership Development Committee Report

The Compensation and Leadership Development Committee has discussed and reviewed the Compensation Discussion and Analysis set forth above with management. Based upon this review and discussion, the Compensation and Leadership Development Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

 SUBMITTED BY THE COMPENSATION AND LEADERSHIP DEVELOPMENT
COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS

Michael V. Schrock (Chair)
Barb J. Samardzich
David D. Johnson
Randy J. Martinez

Risk Considerations in Our Compensation Programs

In fiscal 2016, management and the Compensation Committee continued to focus on responsible pay practices designed to produce positive results for the Company and its shareholders without encouraging excessive or inappropriate risk-taking. The Compensation Committee's analysis identified the following components of our compensation programs that it believes effectively reduce risk without reducing incentives:

  •
  Our use of different types of compensation (cash, cash bonus and equity) provides an appropriate balance of short-term and long-term incentives with fixed and variable components;

  •
  Our compensation plan design and the governance processes work together to minimize exposure to excessive risk, while creating a focus on operational activities that contribute to long-term shareholder value creation;

  •
  Our metrics used to determine the amount of a participant's bonus under our short-term incentive plans focus on a combination of Company-wide and business unit performance using a balance of top and bottom line growth measures;

  •
  Our metric used to determine the amount of a participant's award under our long-term incentive plan focuses on our ability to create value for investors from our operating activities;

  •
  Our bonus plans impose threshold and maximum payout levels on bonus awards to ensure that we are rewarding desired performance and limiting windfalls;

  •
  Our commission-based plans are aligned to drive business growth and support achievement of short- and long-term strategic objectives;

  •
  Our incentive programs include clawback provisions and allow the use of negative discretion for named executive officers;

  •
  Our stock ownership guidelines encourage prudent contribution to shareholder value and discourage excessive risk taking; and

  •
  Our system of internal controls places a strong focus on avoiding undue financial risk through rigorous review processes.

Based on the Company's use of these programmatic safeguards and on the Committee's continued review of the Company's incentive compensation policies and practices for all of the Company's worldwide locations, the Committee concluded in fiscal 2016 that any risks arising from the

Company's compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Conflict of Interest Analysis

Our Compensation Committee has considered the relationships that its independent compensation consultants have had with the Company, the members of the Compensation Committee and our executive officers, as well as the policies that the consultants have in place to maintain their independence and objectivity and has determined that the work performed by its compensation consultants has raised no conflicts of interest.

Summary Compensation Table

The following table sets forth the cash and non-cash compensation with respect to each named executive officer during the prior three fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non- Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)

Jeffrey Graves	2016	647,500	—	624,994	722,274	647,500	20,667	2,662,935
President and Chief	2015	637,000	—	536,510	398,355	133,163	16,326	1,721,354
Executive Officer	2014	631,887	—	678,984	953,320	185,396	17,161	2,466,748
Jeffrey Oldenkamp	2016	338,278	—	174,971	202,229	186,053	20,972	922,503
Senior Vice President,	2015	291,253	—	135,032	100,237	37,516	14,907	578,945
Chief Financial Officer
William Bachrach	2016	358,082	—	150,028	173,341	196,945	97,801	976,197
Former President, Test	2015	329,663	—	167,520	102,093	49,647	78,614	727,537
	2014	306,580	—	122,531	171,997	117,972	16,176	735,256
John Emholz	2016	307,007	150,000	173,341	—	—	66,534	846,910
Former Senior Vice	2015	220,579	50,000	107,495	65,132	21,667	77,034	541,907
President, Sensors
David Hore President, Sensors	2016	125,000	—	269,994	—	—	14,955	409,949
Catherine Powell Senior Vice President, General Counsel and Corporate Secretary	2016	289,245	—	165,040	104,013	126,876	19,997	705,171

(1)
Amount for Mr. Emholz represents an inducement cash bonus in fiscal 2015 of $50,000 when he accepted his job and a stay bonus in fiscal 2016 of $150,000 to continue his employment after the completion of the acquisition of PCB through the termination date of his employment on September 6, 2016.

(2)
Amounts represent the aggregate grant date fair value of restricted stock units and stock options that were granted in each fiscal year as computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718 utilizing the assumptions discussed in Note 6 to our Notes to Consolidated Financial Statements for the fiscal year ended October 1, 2016 included in our Annual Report on Form 10-K for fiscal 2016.

(3)
Represents amounts awarded for fiscal 2016 performance under the EVC Plan and paid out in the first quarter of fiscal 2017.

(4)
The table below describes the amounts in the "All Other Compensation" column above.

    Supplemental Table to the "All Other Compensation" Column

	Retirement Plan				Life Insurance Premiums, Executive Physical and Health Saving Account Contributions ($)
Name	Match ($)	Fiscal Year Contribution(1) ($)	Car ($)	Club Membership ($)		Relocation/ Living Expenses(2) ($)	Tax Payment(3) ($)	Severance Related Payments(4) ($)	Total ($)

Jeffrey Graves	11,925	—	8,040	—	702	—	—	—	20,667
Jeffrey Oldenkamp	11,925	—	8,040	—	1,007	—	—	—	20,972
William Bachrach	11,925	—	8,040	—	1,002	39,834	37,000	—	97,801
John Emholz	11,925	—	8,040	—	1,419	18,022	—	27,128	66,534
David Hore	—	5,300	5,975	1,337	2,343	—	—	—	14,955
Catherine Powell	11,925	—	7,370	—	702	—	—	—	19,997

  (1)
  For Mr. Graves, Mr. Oldenkamp, Mr. Bachrach, Mr. Emholz, and Ms. Powell, no discretionary Fiscal Year Contribution was made in fiscal 2016 given overall Company performance, but the column is included for comparative purposes to prior fiscal years. Mr. Hore received an Employer Nonelective Contribution according to the terms of the terms of the PCB Group, Inc. Profit Sharing 401(k) Retirement Plan.

  (2)
  The amounts reported in the table above under "Relocation and Living Expenses" were provided to Mr. Bachrach to cover housing, meals, and transportation expenses because his home is not in Minnesota where his office is located. Amount for Mr. Emholz represents a relocation assistance reimbursement.

  (3)
  The amount reported represents a supplemental bonus provided to Mr. Bachrach to cover tax expense related to fiscal years 2015 and 2016 for relocation and living expenses.

  (4)
  Amount for Mr. Emholz represents an installment of his severance payment in the amount of $12,308, and the cash out of unused personal time off in the amount of $14,820 made in fiscal 2016.

Grants of Plan-Based Awards in Fiscal 2016

As reflected in the table below, the named executive officers received three types of plan-based awards for their service in fiscal 2016: a cash award under our EVC Plan, payable in the first quarter of fiscal 2017; stock options granted on December 2, 2015 under the 2011 Stock Incentive Plan; and PRSUs granted on December 2, 2015 under the same plan. Mr. Hore received an inducement equity award as a new hire.

EVC Awards

Under our EVC Plan, the named executive officers may receive cash payouts after the completion of each fiscal year if specified performance goals established at the beginning of the fiscal year are attained. For each named executive officer, a cash incentive amount, expressed as a percentage of his or her base salary, is established for performance at each of the target and maximum levels. The EVC Plan awards for fiscal 2016 were structured so that the cash incentive paid to each named executive officer would be 0% to 200% of the payout level established for performance at the target level for each goal. Mr. Hore did not participate in the EVC Plan during fiscal 2016 and, as a result, did not receive any cash payouts under the EVC Plan. The Committee also decided that, based on his limited tenure with the Company since the completion of the acquisition of PCB on July 5, 2016, no discretionary bonus would be paid to Mr. Hore during fiscal 2016.

Information about the potential payout levels established for each named executive officer, other than Mr. Hore, and the nature and weighting of the goals selected for Fiscal 2016 can be found under "Compensation Discussion and Analysis." The actual amounts paid pursuant to our EVC Plan for fiscal 2016 performance are listed in the "Non-Equity Incentive Plan Compensation" column to the Summary Compensation Table.

Stock Options

Unless an option holder is terminated for cause, vested stock options are exercisable for 90 days after the termination of the option holder's employment, or 180 days upon death, disability or retirement. If an option holder's employment is terminated for "cause," as such term is defined in our 2011 Stock Incentive Plan, all unexercised options will immediately terminate. The Compensation Committee may, at any time after the award is granted, accelerate the vesting of some or all of the unvested options as it deems appropriate. We also included similar provisions to the 2017 Stock Incentive Plan that is the subject of shareholder approval at this Annual Meeting.

These stock options would become fully exercisable upon the occurrence of a "change in control," as such term is defined in our 2011 Stock Incentive Plan, unless the acquiring entity assumed or provided a substitute for the award. The Compensation Committee may require options be exercised prior to the change in control and may pay cash or other securities to cancel awards in connection with the change in control.

Restricted Stock Units

If a unit holder's employment is terminated, the unvested units will be forfeited. The Compensation Committee may, at any time after the award is granted, accelerate the vesting of some or all of the unvested units as it deems appropriate.

These restricted stock units would become fully exercisable upon the occurrence of a "change in control," as such term is defined in our 2011 Stock Incentive Plan, unless the acquiring entity assumed or provided a substitute for the award. The Compensation Committee may pay cash or other securities to cancel awards in connection with the change in control.

Grants to named executive officers of plan-based awards in fiscal 2016 are set forth in the table below.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards

Name	Grant Date	Approval Date	Award Type (1)	Threshold(3) ($)	Target ($)	Maximum ($)	Threshold(4) ($)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Options Awards: Number of Securities Underlying Options(5) (#)	Exercise or Base Price of Options Awards(5) ($/Sh)	Grant Date Fair Value of Stock and Option Awards (6) ($)

Jeffrey Graves			Cash	95,550	637,000	1,274,000	—	—	—	—	—	—	—
	12/9/2015	11/17/2015	Options	—	—	—	—	—	—	—	61,455	61.74	722,274
	12/9/2015	11/17/2015	PRSUs	—	—	—	7,592	10,123	12,654	—	—	—	624,994

Jeffrey Oldenkamp			Cash	25,575	170,500	341,000	—	—	—	—	—	—	—
	12/9/2015	11/16/2015	Options	—	—	—	—	—	—	—	17,207	61.74	202,229
	12/9/2015	11/16/2015	PRSUs	—	—	—	2,126	2,834	3,543	—	—	—	174,971

William Bachrach			Cash	28,875	192,500	385,000	—	—	—	—	—	—	—
	12/9/2015	11/16/2015	Options	—	—	—	—	—	—	—	14,749	61.74	173,341
	12/9/2015	11/16/2015	PRSUs	—	—	—	1,823	2,430	3,038	—	—	—	150,028

John Emholz			Cash	20,925	139,500	279,000	—	—	—	—	—	—	—
	12/9/2015	11/16/2015	Options	—	—	—	—	—	—	—	9,833	61.74	115,563
	12/9/2015	11/16/2015	PRSUs	—	—	—	1,215	1,620	2,025	—	—	—	100,019

David Hore	8/15/2016	4/4/2016	RSUs	—	—	—	—	—	—	5,583	—	—	269,994

Catherine Powell			Cash	17,314	115,426	230,852	—	—	—	—	—	—	—
	12/9/2015	11/16/2015	Options	—	—	—	—	—	—	—	8,850	61.74	104,013
	12/9/2015	11/16/2015	PRSUs	—	—	—	1,094	1,458	1,823	—	—	—	90,017
	11/15/2015	10/01/2015	RSUs	—	—	—	—	—	—	1,205	—	—	75,023

(1)
Except for Mr. Hore, the cash awards were made pursuant to the EVC Plan. Pursuant to the terms of the Hore Employment Agreement, Mr. Hore's cash award was discretionary. The grants of stock options and PRSUs were made pursuant to the 2011 Stock Incentive Plan.

(2)
The EVC Plan performance goals for fiscal 2016 are described under "Compensation Discussion and Analysis - Design of EVC Plan and Review of Fiscal 2016 Performance."

(3)
Threshold amounts can be calculated for each individual performance measure, and in each case are equal to 50% of the target amount payable with respect to that measure. The amounts reported as threshold amounts in the table represent the payout that would have been made if threshold performance were achieved for the performance measure assigned the lowest weight for the respective named executive officer, assuming that threshold performance was not achieved for any other performance measure.

(4)
Threshold amounts represent guaranteed minimum number of PRSUs provided for equity grants under the 2011 Stock Incentive Plan.

(5)
Equal to the closing market value of shares on NASDAQ on the grant date.

(6)
The grant date fair value of options is calculated using a multiple option form of the Black-Scholes option valuation model with assumptions for interest rate, expected life, share price volatility and dividend yield. The grant date fair value of RSUs is calculated with reference to the fair market value of the underlying shares (the closing market value of shares on NASDAQ on the grant date). See Note 6 to our Notes to Consolidated Financial Statements for the fiscal year ended October 1, 2016 included in Item 8 of Part II of our Annual Report on Form 10-K for fiscal 2016.

Outstanding Equity Awards at 2016 Fiscal Year-End

	Option Awards				Stock Awards

	Number of Securities Underlying Unexercised Options (1)

Name	Exercisable (#)	Un- Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Unites of Stock That Have Not Vested (#)	Market Value of Shares or Unites of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Unites or Other Rights That Have Not Vested ($)(2)

Jeffrey Graves	28,790	—	39.38	7/2/2017
	45,494	22,747	64.90	12/4/2020
	10,952	21,902	66.98	12/3/2021
	—	61,455	61.74	12/9/2022
					3,487	160,507	15,463	711,762
Jeffrey Oldenkamp	2,814	1,407	72.64	2/15/2021
	2,756	5,511	66.98	12/3/2021
	—	17,207	61.74	12/9/2022
					192	8,838	4,178	192,313
William Bachrach	6,750	—	54.77	4/15/2018
	8,208	4,104	64.90	12/4/2020
	2,807	5,613	66.98	12/3/2021
	—	14,749	61.74	12/9/2022
					929	42,762	3,798	174,822
John Emholz	1,684	—	72.29	2/15/2022
					—	—	—	—
David Hore	—	—	—	—
					5,583	256,985	—	—
Catherine Powell	833	—	51.88	3/15/2017
	1,500	—	39.38	7/2/2017
	1,103	1,101	64.90	12/4/2020
	511	1,020	66.98	12/3/2021
	—	8,850	61.74	12/9/2022
					1,622	74,661	1,458	67,112
(1)
Stock options granted are exercisable in three equal installments each year beginning on the first anniversary of the grant date. Stock options with expiration dates of 2016 to 2018 have a five-year term and those with expiration dates of 2020 to 2021 have a seven-year term.

(2)
The market value of unvested restricted stock units equals the closing price of our common stock on the NASDAQ Stock Market at the end of fiscal year 2016 ($46.03) multiplied by the number of shares or units. The restricted stock units vest in three equal annual installments beginning on the first anniversary of the grant date.

(3)
The number of performance restricted stock units reported in this column is based on achieving target payouts for future equity performance.

Option Exercises and Stock Vested in Fiscal 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vest(1) (#)	Value Realized on Vest(2) ($)

Jeffrey Graves	—	—	4,011	240,112
Jeffrey Oldenkamp	—	—	543	31,303
William Bachrach	—	—	1,469	85,397
John Emholz	—	—	305	15,982
David Hore	—	—	—	—
Catherine Powell	—	—	195	11,673

(1)
The number of shares acquired equals the difference between the number of restricted stock units vested and the number of shares of stock withheld by the Company to cover tax obligations. The number of restricted stock units that vested before the withholding was for Dr. Graves 6,042, Mr. Oldenkamp 836, Mr. Bachrach 2,185, Mr. Emholz 497 and Ms. Powell 294. Mr. Hore did not have any restricted stock units vest during fiscal 2016.

(2)
The value realized on the vesting of the restricted stock units is the fair market value of our Common Stock at the time of vesting.

Non-Qualified Deferred Compensation

Our Executive Deferred Compensation Plan is a non-qualified plan that provides a select group of employees, including all of the named executive officers, with the option to defer up to 90% of base salary or short-term cash incentive. Independent directors are also eligible to participate in the Executive Deferred Compensation Plan and may elect to defer up to 100% of the director's fees we pay.

Participants' deferred compensation accounts earn a monthly rate of return based on an established interest rate. The interest rate is approved by the Committee in November of each year for the following calendar year. Historically, the ten-year government treasury note rate as of the first business day of the calendar year has been used. As such, the interest rate for calendar year 2016 was 2.24%.

At the time of the deferral election, participants must also select a distribution date and form of distribution. Participants may elect to receive distribution in a single payment, installments, or combination thereof. Distribution elections cannot change unless the election is to postpone payment until the fifth anniversary of separation from service or, if later, age 60 and the election must be made at least 12 months before separation from service. In no case can an earlier distribution election be allowed.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

William Bachrach	25,351	—	1,528	—	26,879

(1)
Contributions were included in the amount reported in the "Salary" column of the Summary Compensation Table.

(2)
Earnings are determined on a calendar-year basis; earnings were 2.24% for calendar year 2016. This amount was not reported in the Summary Compensation Table because it does not represent above-market or preferential earnings.

Potential Payments Upon Termination or Change in Control

Payments and benefits receivable by the named executive officers upon termination of employment or a change in control of our Company are governed by the arrangements described below.

Executive Change in Control Severance Plan

We adopted the Executive Change in Control Severance Plan (the "Change in Control Severance Plan") on September 30, 2013, which became effective January 1, 2014, so that the treatment of all eligible named executive officers would be consistent if such individual's employment with the Company or an affiliate were terminated without Cause or for Good Reason following a Change in Control, each such capitalized term as defined in the Change in Control Severance Plan. Under the Change in Control Severance Plan, the Company will pay and provide to the eligible participants benefits in a sum equal to 200% of the following: annualized basic cash remuneration in effect during the then current year; average annual Executive Variable Compensation paid for the preceding three years (or the actual number of years of receipt of such bonus if less than three years); and any other form of compensation paid to the participant and included in such individual's gross income during the 12-month period immediately prior to the date of termination. The cash severance benefit will be paid in a lump sum following termination. The executive will also receive certain life, disability, accident, and health insurance coverage for a period of up to 18 months following termination and officers' liability insurance for not less than six years from the date of a Change in Control. As a condition to the receipt of such benefits, the executive may not render services to any entity offering any competing product for a period of two years following the date of termination unless the change in control was not approved by the Board of Directors. Pursuant to an amendment to the Change in Control Severance Plan, Mr. Hore is not eligible to participate in the plan. The change in control severance benefits available to Mr. Hore under the Hore Employment Agreement, assuming that a termination of employment and/or a change in control occurred on October 1, 2016, are as set forth under the heading "Estimated Payments for Named Executive Officers" below.

Executive Severance Plan

We adopted the Executive Severance Plan on September 30, 2013 (the "Severance Plan"), so that the treatment of all eligible named executive officers would be consistent if such individual's employment with the Company or an affiliate were terminated without Cause or for Good Reason, each as defined in the Severance Plan. In the event of such termination, the Severance Plan provides that the eligible participant would receive as benefits a sum equal to 100% of his or her annualized basic cash remuneration in effect during the then current year and certain life, accident and health insurance coverage. The cash severance benefit would be paid in equal installments on each payroll pay date during the 12 month period beginning no later than 60 days following the date of termination. As a condition of the receipt of these benefits, the executive may not render services to any entity offering any competing product for a period of one year following the date of termination. In addition, payments to be paid under the Severance Plan can be forfeited, and certain payments already made can be recaptured, if the executive engaged or engages in conduct detrimental to the Company while employed by the Company or violates the Severance Plan's non-compete provisions. Pursuant to an amendment to the Severance Plan, Mr. Hore is not eligible to participate in the plan. The severance benefits available to Mr. Hore under the Hore Employment Agreement, assuming that a termination of employment and/or a change in control occurred on October 1, 2016, are as set forth under the heading "Estimated Payments for Named Executive Officers" below. Under the Emholz Transition Agreement, on September 6, 2016, which is 60 days after the completion of the Company's acquisition of PCB, Mr. Emholz became eligible for severance of $320,000, payable in 25 biweekly installments of $12,307.69, and a final installment of $12,307.75.

Equity Incentives

Our 2011 Stock Incentive Plan provides that, if any awards have not been assumed or substituted by an acquiring entity, any stock incentives accelerate upon a change in control. We also included a similar provision to the 2017 Stock Incentive Plan that is the subject of shareholder approval at this Annual Meeting. Notwithstanding the foregoing, unless the Committee determines otherwise at or prior to the change in control, no stock incentive that is subject to any performance criteria for which the performance period has not expired shall accelerate at the time of a change in control.

Short-Term Cash Incentives

Under the terms of the awards made pursuant to the EVC Plan, if a named executive officer's employment with the Company is terminated for any reason other than death before the end of the fiscal year on which the performance goals are based, the officer will not receive any payout under the EVC Plan. If a named executive officer dies during the fiscal year on which the performance goals are based, a prorated payout based on actual achievement of the performance goals at the end of the fiscal year will be made to the officer's estate. Such a payout will be proportionately reduced based upon the time the officer was employed during the fiscal year.

Estimated Payments for Named Executive Officers

Assuming that a termination of employment and/or change in control occurred on October 1, 2016, the total compensation payable to the following named executive officers in accordance with the

Executive Change in Control Severance and Executive Severance Plans that were in place at that time is as set forth in the table below.

	Termination of Employment in Conjunction with a Change in Control				Change in Control (without Termination of Employment)	Termination (without Change in Control)

Name	Cash Payment ($)(1)	Accelerated Vesting ($)(2)	Benefits ($)(3)	Total Value ($)	Accelerated Vesting ($)(2)	Cash Payment ($)(4)	Benefits ($)(5)	Total Value ($)

Jeffrey Graves	1,960,119	872,269	25,965	2,858,353	872,269	650,000	16,596	666,596
Jeffrey Oldenkamp	929,649	201,151	16,397	1,147,197	201,151	345,000	10,217	355,217
William Bachrach	1,132,791	217,584	21,337	1,371,712	217,584	360,000	13,510	373,510
David Hore	1,014,622	256,985	26,440	1,298,047	256,985	500,000	17,187	517,187
Catherine Powell	868,492	141,772	25,965	1,036,229	141,772	300,000	16,596	316,596

(1)
Pursuant to the Change in Control Severance Plan, represents two times each named executive officer's respective annual compensation (other than Mr. Hore), consisting of annual base salary; the average of the cash incentive payment made pursuant to the EVC Plan for each of the prior three fiscal years, excluding any payments made with respect to a partial fiscal year; and other non-plan based payments during the previous 12-month period prior to the date of termination. For Mr. Hore, the Hore Employment Agreement provides for severance payments equal to the sum of the following: Mr. Hore's annual base salary for the 24-month period following a change in control; any accrued but unpaid salary for the period through and including the date of termination; the amount of any bonus compensation payable to Mr. Hore accrued as of the date of termination, provided that Mr. Hore has achieved any required performance goals in connection therewith; all accrued and unpaid vacation pay; and any reimbursable expenses (as provided in the Hore Employment Agreement) for the period through and including the date of termination.

(2)
Represents the aggregate value of stock options and restricted stock units held by each named executive officer that were not vested as of October 1, 2016 but whose vesting and exercisability would have been accelerated under the terms of the 2011 Stock Incentive Plan (assuming that the awards were not assumed or substituted by an acquiring entity). The value of accelerating each unvested stock option is equal to the difference between the Stock Price and the exercise price of such option. The value of accelerating each unvested restricted stock unit is equal in each case to the Stock Price.

(3)
Pursuant to the Change in Control Severance Plan, represents payments made to each named executive officer (other than Mr. Hore) for life, disability, and accident and health insurance benefits for 18 months following termination. For Mr. Hore, the Hore Employment Agreement provides for the payment of such benefits, if any, to which Mr. Hore is entitled under any employee benefit plan of the Company for the period through and including the date of termination.

(4)
Pursuant to the Severance Plan, represents each named executive officer's annual base salary.

(5)
Pursuant to the Severance Plan, represents payments made for each named executive officer's life, accident and health insurance benefits for 12 months following termination (other than Mr. Hore).

PROPOSAL 3

NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION
OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

General Information

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shareholders are being asked to vote on the following resolution:

    RESOLVED, that the shareholders of MTS Systems Corporation approve, on an advisory basis, the compensation of the Company's named executive officers, as described in the Compensation Discussion and Analysis section, the compensation tables and the accompanying narrative disclosure, set forth in the Company's proxy statement.

The compensation of our named executive officers is disclosed in the Compensation Discussion and Analysis, the compensation tables and the related disclosures contained on pages 17 to 40 of this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead the Company successfully in a competitive environment.

Your vote on Proposal 3 is advisory and therefore not binding on the Company, the Compensation Committee, or the Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Company or the Board, or to create or imply any additional fiduciary duties for the Company or the Board. However, our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board believes that the Company should hold an advisory vote on the compensation of the Company's named executive officers (the "Say-on-Pay Vote") annually, and plans to hold a similar Say-on-Pay Vote next year pending the results of Proposal 4 contained herein relating to the non-binding, advisory shareholder vote on when the next Say-on-Pay Vote should be held.

Board Voting Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION, THE COMPENSATION TABLES AND THE ACCOMPANYING NARRATIVE DISCLOSURE, SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL 4

NON-BINDING, ADVISORY VOTE REGARDING THE FREQUENCY
OF THE VOTE ON COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

General Information

As required by Section 14A of the Exchange Act, the Company is also providing shareholders an advisory vote on the frequency with which the Company's shareholders shall have the advisory vote on executive compensation as provided for in Proposal 3 above.

The Company is presenting this Proposal 4, which gives you as a shareholder the opportunity to inform the Company as to how often you wish to include a proposal, similar to Proposal 3 above, in our proxy statement. In particular, we are asking whether the advisory vote should occur every year, every two years, or every three years. The Company asks that you support a frequency period of every year (an annual vote) for future non-binding, advisory shareholder votes on the compensation of our named executive officers. Shareholders are being asked to vote on the following resolution:

    RESOLVED, that the shareholders of MTS Systems Corporation recommend, on an advisory basis, that the frequency with which the shareholders of the Company shall have an advisory vote on the compensation of the Company's named executive officers set forth in the Company's proxy statement is:

    Choice 1 – every year;
    Choice 2 – every two years;
    Choice 3 – every three years; or
    Choice 4 – abstain from voting.

Setting a one-year period for holding this shareholder vote will enhance shareholder communication by providing a clear, simple means for the Company to obtain information on investor sentiment about our executive compensation philosophy. We believe an advisory vote on an annual basis will be the most effective timeframe to engage with shareholders to understand and respond to the vote results.

As with your vote on Proposal 3 above, your vote on this Proposal 4 is advisory, and therefore not binding on the Company, the Compensation Committee, or our Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Company or the Board, or to create or imply any additional fiduciary duties for the Company or the Board. However, our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote in favor of one frequency over the other options, we will consider our shareholders' concerns and the Board will evaluate any appropriate next steps.

Board Voting Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR A FREQUENCY OF "ONE YEAR" FOR FUTURE NON-BINDING, ADVISORY SHAREHOLDER VOTES ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 5

APPROVAL OF THE
MTS SYSTEMS CORPORATION 2017 STOCK INCENTIVE PLAN

On November 15, 2016, our Board of Directors adopted the MTS Systems Corporation 2017 Stock Incentive Plan (the "2017 Plan") effective as of June 6, 2017, subject to shareholder approval. A copy of the 2017 Plan is attached to this proxy statement as Annex A. The 2017 Plan provides stock incentive awards in the form of options (incentive and non-qualified), stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units, and other awards in stock and/or cash. The 2017 Plan permits the issuance of up to 1,500,000 shares of our Common Stock in any of the above stock awards.

Immediately prior to the Board's approval of the 2017 Plan on November 15, 2016, our only equity compensation plan was our 2011 Stock Incentive Plan (the "2011 Plan"). No further grants under the 2011 Plan will be permitted if the 2017 Plan is approved by shareholders. Upon approval of the new plan, if any shares granted under the 2011 Plan should be forfeited, such shares will become available for grant under the 2017 Plan.

Purpose of the 2017 Plan

The purpose of the 2017 Plan is to attract and retain talented and experienced people, closely link employee compensation with performance realized by shareholders, and reward long-term results with long-term compensation. If approved, the 2017 Plan will permit us to grant stock incentive awards to current and new employees, including officers, service providers and members of the Board.

Changes from the Current Plan

The proposed 2017 Plan is similar to the 2011 Plan but includes the following changes:

    •
    Stock Options and Stock Appreciation Rights will vest no earlier than one (1) year after the grant date or immediately upon death or disability or a change in control of the Company with respect to non-assumed awards, except that the Compensation Committee may grant or accelerate Stock Options and Stock Appreciation Rights up to 5% of the shares authorized under the 2017 Plan without regard to such minimum vesting period.

    •
    Non-Employee Director Restricted Stock will vest one year from the date of grant provided the non-employee Director continues to serve on the Board.

    •
    No dividends or dividend equivalents will be paid on unvested stock incentive awards unless and until the performance goals for the award have been met and the award vests.

    •
    Shares that are subject to awards granted under the 2011 Plan that are terminated, cancelled, surrendered or forfeited without the delivery of shares will become available for awards under the 2017 Plan on a one-for-one basis and shares subject to awards granted under the 2017 Plan will also reduce the total shares available one-for-one.

    •
    Provides for additional performance measures based on debt and leverage, changes from prior periods, as compared to external indices, and by segment or business unit that may be used for awards that will be exempt from the limits on tax deductible non-performance based compensation under Code 162(m).

Key Terms of the 2017 Plan

Below is a summary of the key terms of the 2017 Plan, which is qualified in its entirety by reference to the text of the 2017 Plan attached to this statement as Annex A.

Key Plan Features	Description

Effective Date	• June 6, 2017, provided the 2017 Plan is approved by shareholders
Term of Plan	• The earlier of June 6, 2027 or the date on which all shares reserved under the 2017 Plan have been issued or are no longer available for use under the 2017 Plan
Eligible Participants	• Our employees or employees of any of our subsidiaries
• Non-employee members of the Board
• Key service providers to us or any of our subsidiaries
Total Shares Authorized and Share Counting	• 1,500,000 shares of Common Stock for all types of stock incentive awards
• Shares available under the 2017 Plan are reduced by one share for each share underlying an award, including stock options, restricted stock or units and performance stock or units.
• Shares available under the 2017 Plan are reduced by the aggregate number of shares exercised pursuant to a stock settled appreciation right and not the net number of shares issued upon exercise

•

Shares withheld by us for taxes, shares tendered to us to pay the exercise price of an option, and shares reacquired by us with amounts received from exercise of an option will not be added back to the 2017 Plan

Award Limits	• Up to the total of 1,500,000 shares plus forfeited or cancelled shares may be issued as incentive stock options

•

Up to 200,000 shares per person per year under all stock awards, plus up to an additional 100,000 shares for stock incentives to a newly hired employee

•

Up to $5,000,000 in awards payable in cash per person per year

Key Plan Features	Description
Type of Stock Incentive Awards	• Incentive and nonqualified stock options and stock appreciation rights with an exercise period no longer than seven years
• Restricted stock and restricted stock units
• Performance stock and performance units
• Other awards in stock or cash
• Restricted stock awards as Board and Committee compensation on the annual election or re-election of non-employee directors
Vesting and Exercise	• Determined by Compensation Committee based on service (time vesting) or upon achievement of performance targets (performance vesting) or both, except as provided below

•

Stock Options and Stock Appreciation Rights will vest no earlier than one (1) year after the grant date or immediately upon death or disability or a change in control of the Company with respect to non-assumed awards, except that the Compensation Committee may grant or accelerate Stock Options and Stock Appreciation Rights up to 5% of the shares authorized under the 2017 Plan without regard to such minimum vesting period

• All non-performance awards that are not assumed or substituted will vest upon a change in control

•

Objective performance criteria in the 2017 Plan described below, if approved by shareholders, will permit deductibility of executive officer awards as performance based compensation under Code Section 162(m).

Permissible Features

•

We may specify that stock awards are subject to reduction, cancellation, forfeiture or recoupment under certain circumstance, including misrepresentations in our financial statements, violation of Code of Conduct and violations of restrictive covenants on competing with us or soliciting our customers.

• Options may be exercised with previously acquired shares or by reducing the net number of shares awarded on exercise.

Key Plan Features	Description
Features Not Permitted	• Increase the number of shares reserved or any of the limits stated in the 2017 Plan without shareholder approval, except to equalize shares and awards as a result of a stock split or stock dividend.
• Extend the term of the 2017 Plan without shareholder approval
• Re-price stock options or stock appreciation rights or exchange stock options or stock appreciation rights for cash
• Re-grant shares tendered for stock option exercise or payment of taxes

Who is Eligible for Stock Incentive Awards

Our employees who hold key management and technical positions with us or any subsidiary, the non-employee members of our Board and key service providers to us or our subsidiaries are eligible to receive awards under the 2017 Plan. The Compensation Committee will determine which employees and other eligible persons will be awarded stock incentives under the 2017 Plan. The 2017 Plan also provides for an annual grant of restricted stock to each non-employee Board member upon election or re-election and shall be determined by the Board in its sole discretion prior to such annual meeting of shareholders, but also permits stock incentives be made to non-employee Board members by the Board in its discretion in addition to the annual grant of restricted stock. Currently, the Company has seven non-employee Board members, approximately 500 employees, and zero key service providers who are eligible to be designated by the Compensation Committee for incentive awards.

Types of Stock Incentives to be Awarded

Subject to the limits under the 2017 Plan, the Compensation Committee has the discretionary authority to determine the size of the award, the type of award, and if it will be tied to meeting performance-based requirements or will vest over time. For executive officers, the performance-based requirements for vesting in an award may be designed to comply with Section 162(m) of the Internal Revenue Code to permit us to deduct the value of the award for income tax purposes. Except as provided in the preceding sentences, the Compensation Committee may accelerate unvested awards.

For directors who are not employees, the 2017 Plan provides for an automatic grant of a discretionary number of shares of restricted stock units on each director's election and re-election at the annual shareholders meeting, which will vest on the first anniversary of the date of grant if the recipient remains a director on such date. Please see "New Plan Benefits" below for a description of the award to non-employee directors that will be made in connection with this Annual Meeting if this Proposal 5: Approval of the MTS Systems Corporation 2017 Stock Incentive Plan is approved by shareholders. The Board will determine the number of restricted stock units to be granted to directors under the 2017 Plan each year thereafter. In addition, the Board may from time to time grant additional awards to some or all of the Board as it deems appropriate within the limits set forth in the Plan.

The types of awards that may be made under the 2017 Plan are similar to those under the 2011 Plan and are as follows:

    •
    Stock options and stock appreciation rights: the right to purchase shares or receive value is based on the appreciation in the underlying shares in excess of an exercise price, which is not less than the fair market value of our Common Stock on the date of grant. The right may be exercised by the holder during the term of the option or stock appreciation right, which is generally seven years from date of grant, unless earlier terminated upon certain events, such as termination of employment, death or change in control of the Company. For options, the exercise price may be paid in cash or in previously owned shares or by reducing the number of shares issued, in each case equal in value to the exercise price. Stock appreciation rights do not require payment of the exercise price but provide that, upon exercise, shares or cash (or a combination of cash and shares) are issued equal in amount to the appreciated value of the number of shares exercised. No option or stock appreciation right may be repurchased or exchanged for a lower priced option or stock appreciation right, or for cash. Options will vest no earlier than one (1) year after the grant date, except that the Compensation Committee may accelerate such vesting on up to 5% of such options awarded.

    •
    Restricted stock and restricted stock units: awards of stock or rights to receive stock that do not require purchase, and which are not available to the recipient until restrictions lapse, either based on time or upon achievement of performance related criteria. Restricted units may vest earlier than the date the shares are actually issued, which may result in a deferral of income. The holder of restricted stock is entitled to vote those shares. Restricted stock units are not outstanding until paid in stock and therefore do not have voting rights. The Compensation Committee may determine whether, with respect to restricted stock and restricted stock units, to credit dividends or dividend equivalents on those shares or units which will not be paid unless and until the underlying award vests.

    •
    Performance shares and performance units: awards of restricted stock or restricted stock units that vest only upon satisfaction of performance based criteria, as described below. Such awards, if in the form of restricted stock units, do not have voting rights unless and until shares are issued, and any dividends or dividend equivalents will not be paid unless and until the performance goal is met and underlying award vests.

    •
    Other awards: additional opportunities to reward participants through payment of cash or stock as a bonus, or as deferred compensation, or for other purposes for which stock or cash will provide a meaningful incentive. The Compensation Committee may establish sub plans that provide for cash awards that rely upon the performance based criteria of the 2017 Plan, including awards to executive officers designed to comply with Section 162(m) of the Internal Revenue Code to permit us to deduct the value of the award for income tax purposes.

Performance Awards

The Compensation Committee may establish sub plans and grant awards that result in the payment of cash or the issuance of stock upon the achievement of one or more of the performance based criteria set forth in the 2017 Plan. The performance awards may provide for vesting or payment or the calculation of the amount of the award to be based on the performance criteria in the 2017 Plan. The performance award will typically set a goal payout amount and may provide for variable payout amounts based on performance above or below the performance goal. The Committee may make such performance based awards to executive officers that are intended to comply with Section 162(m) of the Internal Revenue Code to permit us to deduct the full value of the award for income tax purposes. Payments under any such awards are subject to the Award Limits described above.

The Committee will generally establish the performance goals within a reasonable period of time after the beginning of the performance period, the length of the performance period and the amount payable at various performance levels. The performance goals are set at the sole discretion of the Committee and may be based upon criteria including one or more of the following:

Earnings per share	Earnings before or after taxes, depreciation and/or amortization
Total shareholder return	Share price
Return on assets or equity	Cash flow returns
Net income	Operating income
Revenue or sales	Corporate performance indicators
Cash generation	Working capital
Ratios, such as debt	External indices

The specific performance goals may be absolute in their terms, on a per share basis, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate, group, unit, division, subsidiary or individual performance. At any time prior to payment, the Committee can adjust awards for the effect of unforeseen events that have a substantial effect on the performance goals and would otherwise make application of the performance goals unfair. However, the Committee may not increase the amount that would otherwise be payable under an award intended to constitute performance-based compensation under Section 162(m) of the Internal Revenue Code.

Adjustments to Stock Incentives for Corporate Transactions

In the event of a stock dividend, recapitalization, stock split, reorganization, merger, spin-off, repurchase or exchange of our Common Stock or similar event effecting our stock, the Compensation Committee may in its discretion adjust the number and kind of shares granted under the 2017 Plan, including the number and exercise price of shares subject to outstanding options or stock appreciation rights, and to adjust restricted stock, restricted stock units, performance stock and performance share units and other awards.

Effect on Termination of Employment on Stock Incentives

Subject to certain exceptions requiring earlier termination, stock options and stock appreciation rights will expire and cannot be exercised 90 days after the termination of a participant's employment, 180 days after termination of employment as a result of death, disability or retirement, and will expire immediately if the termination is for cause as defined in the 2017 Plan or other agreement. Prior to that time, only options that have become exercisable under their terms, based on either service based or performance based vesting, may be exercised. Restricted stock, restricted stock units, performance stock and performance stock units will be forfeited if not vested when the participant terminates employment, including upon death, disability or retirement, unless otherwise determined by the Committee.

Effect of a Change in Control on Stock Incentives

If the acquiring entity does not assume or provide substitute awards, stock options and stock appreciation rights become fully exercisable and restricted stock and restricted stock units automatically become fully vested upon the occurrence of a change in control as defined in the 2017 Plan. The Compensation Committee may elect to accelerate such awards at or prior to the change in control. Awards based on performance criteria where the performance period has not yet closed at the time of a change in control, however, will not automatically accelerate, except that the Board may, in its discretion, determine the achievement of the performance goals as of the change in control and award all or a pro rata portion of the shares based upon the level of performance. The Compensation Committee may require that options or stock appreciation rights be exercised prior to the change in control, may pay cash or other securities to cancel awards in connection with the change in control, or may provide for the successor to substitute its stock for outstanding awards.

Transferability of Stock Incentives

Stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock, and performance units, as well as other awards under the 2017 Plan that are vested at the time of the death of the participant, are transferable only by the participant's last will and testament or applicable state laws on descent and distribution. Restricted stock, restricted stock units, performance stock and performance units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until the applicable restrictions lapse or the performance targets have been achieved.

Administration

The Compensation Committee will administer the 2017 Plan. The Compensation Committee will select employees who shall receive awards, determine the number of shares covered by each award, and establish the other terms and conditions consistent with the limitations contained in the 2017 Plan. The Compensation Committee may also interpret the 2017 Plan, may establish and amend terms of existing stock incentive awards, except that if the participant is adversely affected by the amendment, the participant must also consent. The Board may also exercise any of the authorities granted to the Compensation Committee. To the extent required by law or desired for tax purposes, awards to executive officers will be made only by persons who qualify as outside directors under securities and tax laws and stock exchange rules. The Compensation Committee may delegate to an executive officer all or part of its responsibilities to make awards, other than the authority to make awards to other executive officers, directors or other insiders.

Amendments to the 2017 Plan

The Compensation Committee may amend or suspend the 2017 Plan at any time except that any amendment will not be permitted without the approval of the shareholders if the amendment either increases the number of shares, provides for re-pricing of outstanding options or stock appreciation rights or for an exchange for cash, or increases the maximum number of shares that may be granted as awards to any participant.

Tax Consequences of Stock Incentives to Participants and the Company

Options and Stock Appreciation Rights. Stock option grants under the 2017 Plan may either be granted as incentive stock options, which are governed by Internal Revenue Code Section 422, as amended, or as non-qualified stock options, which are governed by Internal Revenue Code Section 83, as amended. Generally, no federal income tax is payable by the participant upon the grant or exercise of an incentive stock option and no deduction is taken by us. If the participant holds the stock acquired upon exercise of the option for a certain period, all appreciation in the value of the shares will be taxed at favorable capital gains tax rates. If the required holding period is not met, then any appreciation in the stock up to the date of exercise will be taxed at ordinary income tax rates. If after exercise, the participant disposes of the shares within a certain time period, we will be entitled to deduct the appreciation on the shares at the time of exercise. Under current tax laws, if a participant exercises a non-qualified stock option, the participant will be taxed on the difference between the fair market value of the stock on the exercise date and the exercise price and we will be entitled to a corresponding tax deduction. Similar rules apply to stock appreciation rights awards.

Restricted and Performance Stock and Units. Awards of restricted stock and restricted stock units, performance stock and performance units under the 2017 Plan generally are not subject to federal income tax when awarded, unless the participant properly elects to accelerate the tax recognition. Restricted stock is generally subject to ordinary income tax at the time the restrictions lapse and performance stock is taxed at the time the performance targets are met. Restricted stock units and performance units are generally subject to ordinary tax at the time of payment, even if vested earlier. We are entitled to a corresponding deduction at the time the participant recognizes taxable income on the restricted or performance stock or units.

New Plan Benefits

Other than as described below, no benefits or amounts have been granted, awarded or received under the 2017 Plan. Because the number or size of the awards that a participant may receive under the 2017 Plan is at the discretion of the Compensation Committee, it is not possible to determine the benefits that will be received by participants if the 2017 Plan were to be approved by the shareholders. Please see the above description regarding the 2017 Plan's limitations on the size of awards that may be granted to individual participants.

On November 14, 2016 the Compensation Committee and the Board determined that under the 2017 Plan each non-employee director elected or re-elected at this Annual Meeting will receive a restricted stock unit with the number of shares (rounded to the next whole share) equal to $115,000 divided by the closing price of our Common Stock on the date of this Annual Meeting. The Chair of the Board will receive a restricted stock unit with the number of shares (rounded to the next whole share) equal to $154,000 divided by the closing price of our Common Stock on the date of this Annual Meeting. The restricted stock award vests as to all the shares on the first anniversary of the date of this Annual Meeting. Accordingly, if shareholder approval is received with respect to this Proposal 5 and if elected or re-elected at this Annual Meeting, non-employee directors David J. Anderson, David D. Johnson, Randy J. Martinez, Maximiliane Straub, Michael V. Shrock, Gail P. Steinel, and Chun Hung (Kenneth) Yu will receive the award of restricted stock described above.

If shareholder approval is not received with respect to this Proposal 5, restricted stock units described in the previous paragraph will be issued to non-employee directors at this Annual Meeting under the 2011 Plan.

Registration with the Securities and Exchange Commission

If the 2017 Plan is approved by our shareholders, we intend to file a registration statement with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1933, as amended, covering the 1,500,000 shares issuable under the 2017 Plan.

Vote Required

The affirmative vote of the holders of a majority of the shares of the Common Stock present and entitled to vote at the Annual Meeting is necessary for the approval of Proposal 5: Approval of MTS Systems Corporation 2017 Stock Incentive Plan. Proxies will be voted in favor of Proposal 5 unless otherwise indicated.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE COMPANY'S 2017 STOCK INCENTIVE PLAN.

OTHER INFORMATION REGARDING EQUITY COMPENSATION PLANS

Equity Compensation Plans

The following table sets forth information regarding our equity compensation plans as of October 1, 2016.

(shares in thousands)	Securities Authorized for Issuance Under Equity Compensation Plans

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of shares of Common Stock remaining available for future issuance under equity compensation plans(3)

Equity compensation plans approved by shareholders	785	$60.35	2,073
Equity compensation plans not approved by shareholders	-	-	-

Total	785	$60.35	2,073

(1)
Reflects securities to be issued upon the exercise of vested stock options and the vesting of restricted stock units under our 2011 Stock Incentive Plan.

(2)
The weighted-average exercise price set forth in this column is calculated excluding outstanding restricted stock and restricted stock unit awards, since recipients are not required to pay an exercise price to receive the shares subject to these awards.

(3)
Includes securities available for future issuance under the 2011 Stock Incentive Plan other than those listed in the first column and approximately 650 shares available for issuance under the 2012 Employee Stock Purchase Plan.

Under our 2012 Employee Stock Purchase Plan, there is a two-year mandatory holding period for stock acquired upon exercise of options granted thereunder. In contrast, there is no mandatory holding period for stock acquired upon exercise of options granted under our 2011 Stock Incentive Plan. However, the federal income tax consequences to an employee for immediate disposition of stock acquired upon exercise of incentive stock options may make it more advantageous to the employee to hold such shares for at least one year from the date of exercise and two years from the date of grant. In addition, our executive officers and directors are subject to stock ownership guidelines that may encourage our executive officers and directors to hold shares acquired upon exercise of options. See the section of this proxy statement entitled "Executive Compensation – Compensation Discussion and Analysis – Compensation Policies – Stock Ownership Guidelines" for more information.

OTHER INFORMATION

Security Ownership of Principal Shareholders and Management

The following table sets forth, as of the close of business on April 17, 2017, the number and percentage of outstanding shares of our Common Stock beneficially owned by each person who is known to us to beneficially own more than five percent of our Common Stock.

Name and Address of Beneficial Owner	Number of Shares	Note	Percent

BlackRock, Inc. 55 East 52nd St. New York, NY 10055	2,045,739	(1)	12.2%
Ariel Investments, LLC 200 E. Randolph Drive, Suite 2900 Chicago, IL 60601	1,791,564	(2)	10.7%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	1,442,477	(3)	8.6%
Fuller & Thaler Asset Management, Inc. 411 Borel Avenue, Suite 300 San Mateo, CA 94402	1,318,690	(4)	7.9%
Barrow, Hanley, Mewhinney & Strauss, LLC 2200 Ross Avenue, 31st Floor Dallas, TX 75201	1,242,619	(5)	7.4%
Clearbridge Investments, LLC 620 8th Avenue New York, NY 10018	1,087,385	(6)	6.5%

(1)
According to the Schedule 13G/A filed on January 12, 2017 with the SEC. Includes 2,010,715 shares over which BlackRock, Inc. has sole voting power and 2,045,739 shares over which BlackRock, Inc. has sole dispositive power.

(2)
According to the Schedule 13G/A filed on February 14, 2017 with the SEC. Includes 1,624,231 shares over which Ariel Investments, LLC has sole voting power and 1,791,564 shares over which Ariel Investments, LLC has sole dispositive power.

(3)
According to the Schedule 13G/A filed on February 10, 2017 with the SEC. Includes 31,711 shares over which The Vanguard Group, Inc. has sole voting power, 2,526 shares over which The Vanguard Group, Inc. has shared voting power, 1,409,014 shares over which The Vanguard Group, Inc. has sole dispositive power and 33,463 shares over which The Vanguard Group, Inc. has shared dispositive power.

(4)
According to the Schedule 13G/A filed on February 23, 2017 with the SEC. Includes 1,293,070 shares over which Fuller & Thaler Asset Management, Inc. has sole voting power and 1,318,690 shares over which Fuller & Thaler Asset Management, Inc. has sole dispositive power.

(5)
According to the Schedule 13G filed on February 10, 2017 with the SEC. Includes 720,119 shares over which Barrow, Hanley, Mewhinney & Strauss, LLC has sole voting power, 522,500 shares over which Barrow, Hanley, Mewhinney & Strauss, LLC has shared voting power, and

  1,242,619 shares over which Barrow, Hanley, Mewhinney & Strauss, LLC has sole dispositive power.

(6)
According to the Schedule 13G filed on February 14, 2017 with the SEC. Includes 880,617 shares over which Clearbridge Investments, LLC has sole voting power and 1,087,385 shares over which Clearbridge Investments, LLC has sole dispositive power.

The following table sets forth information regarding the beneficial ownership of shares of the Company's common stock as of April 17, 2017 by:

    •
    Each director, director-nominee and "named executive officer"; and
    •
    all directors and executive officers of the Company as a group.

Name	Number of Shares of Common Stock	Options Exercisable within 60 days of April 17, 2017	RSUs vesting within 60 days of April 17, 2017		Total	Percent of Class

David J. Anderson	15,242	-	2,625	(1)	17,867	*

David D. Johnson	13,484	-	1,861	(1)	15,345	*

Randy J. Martinez	2,628	-	1,861	(1)	4,489	*

Barb J. Samardzich	27,444	-	1,861	(1)	29,305	*

Michael V. Schrock	2,628	-	1,861	(1)	4,489	*

Gail P. Steinel	10,732	-	1,861	(1)	12,593	*

Maximiliane C. Straub	-	-	-		-	*

Chun Hung (Kenneth) Yu	9,484	-	1,861	(1)	11,345	*

Jeffrey A. Graves	23,150	139,419	-		162,569	*

Jeffrey P. Oldenkamp(2)	1,849	15,469	-		17,318	*

William E. Bachrach(3)	4,458	22,843	-		27,301	*

David T. Hore	-	-	-		-	*

William C. Becker	-	-	-		-	*

Steven B. Harrison	-	-	-		-	*

Catherine S. Powell(4)	1,185	7,675	-		8,860	*

John V. Emholz(5)	305	-	-		305	*

All Directors and Executive Officers as a group (14 persons)	112,589	185,406	13,791		311,786	1.8%

*
Represents less than one percent.

(1)
The RSUs vest on June 6, 2017, the date of the 2017 Annual Meeting of Shareholders.

(2)
Mr. Oldenkamp provided a resignation notice to the Company on April 20, 2017 and his employment with the Company will end effective May 12, 2017.

(3)
Dr. Bachrach retired from the Company on January 13, 2017.

(4)
Ms. Powell and the Company entered into a mutual separation agreement on April 18, 2017 pursuant to which the parties mutually agreed that Ms. Powell's employment with the Company will end effective May 5, 2017.

(5)
As of September 6, 2016, Mr. Emholz was no longer an officer of the Company. As a result, the number of shares beneficially owned by Mr. Emholz is current as of his Form 4 filing on February 17, 2016.

Related Party Transactions

The Audit Committee is responsible for the review and approval of all related party transactions between the Company and any of our executive officers, directors or director nominees, or any immediate family member of any such person. Pursuant to a related party transactions approval procedure adopted by the Audit Committee, all related party transactions that involve amounts in excess of $120,000 and in which a related party has or will have a direct or indirect material interest, must be approved in advance by the Audit Committee. If the proposed transaction involves a member of the Audit Committee, such member will not participate in the deliberations or vote on the proposed transaction. Related party transactions may be approved if the Audit Committee in good faith determines them to be (i) fair and reasonable to us, (ii) on terms no less favorable than could be obtained by us if the transaction did not involve a related party and (iii) in our best interests.

There were no related party transactions during fiscal 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the SEC require us to disclose the identity of directors, executive officers and beneficial owners of more than 10% of our Common Stock who did not file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934. Based solely on a review of copies of such reports and written representations from reporting persons, we believe that all directors and executive officers complied with all filing requirements applicable to them during fiscal 2016.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has been an officer or employee of our Company or any of our subsidiaries and affiliates or has had any relationship with our Company requiring disclosure in our proxy statement other than service as a director. None of our executive officers has served on the board of directors or on the compensation committee of any other entity, any officer of which served either on our Board of Directors or on our Compensation Committee.

Shareholder Proposals

Proposals Included in the Proxy Statement

Proposals of our shareholders that are intended to be presented by such shareholders at our fiscal 2017 annual meeting that we anticipate will be held in early calendar 2018 as has been our typical practice and that shareholders desire to have included in our proxy materials related to such meeting must be received by us at our principal executive offices a reasonable time before we begin to print and send our proxy materials. We will inform shareholders of this date after the date of the fiscal 2017 annual meeting has been set via a public announcement. Upon timely receipt of any such proposal we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Proposals Not Included in the Proxy Statement

If a shareholder wishes to present a proposal at our fiscal 2017 annual meeting to be held in early calendar 2018 or to nominate one or more directors and the proposal is not intended to be included in our proxy statement relating to that meeting, the shareholder must give advance notice to us prior to the deadline for such meeting determined in accordance with our Bylaws. In general, our Bylaws provide that such notice should be addressed to the Secretary and be no less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting, except as set forth in the next sentence. In the event that the fiscal 2017 annual meeting is more than 30 days before or more than 60 days after such anniversary date, which we anticipate will be the case for the fiscal 2017 annual meeting that will likely be held in early calendar 2018, notice by a shareholder is timely only if received not less than 90 days before the fiscal 2017 annual meeting or, if later, within ten days following the date of the public announcement of the date of such annual meeting. We will inform shareholders of the date of the fiscal 2017 annual meeting after it has been set through a public announcement. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. Our Bylaws set out specific requirements that such shareholders and written notices must satisfy. Copies of those requirements will be forwarded to any shareholder upon written request to the Secretary of the Company.

Our management knows of no matters other than the foregoing to be brought before the Annual Meeting. However, this proxy gives discretionary authority in the event that additional matters should be presented.

A copy of our Annual Report on Form 10-K for the fiscal year ended October 1, 2016, which includes audited financial statements, will be furnished without charge to any shareholder who requests it in writing from Treasurer, MTS Systems Corporation, 14000 Technology Drive, Eden Prairie, Minnesota 55344 and are also available from the SEC's Internet site at www.sec.gov or via our Internet site at www.mts.com.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

ABOUT THE ANNUAL MEETING AND PROXY MATERIALS

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will vote upon (1) the election of eight directors, (2) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2017, (3) a non-binding, advisory vote to approve the compensation of the Company's named executive officers, (4) a non-binding, advisory vote regarding the frequency of the vote on the compensation of the Company's named executive officers, (5) the approval of the Company's 2017 Stock Incentive Plan and (6) such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. In addition, our management will report on the performance of the Company and respond to questions from shareholders.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") to our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability or request a printed set of the proxy materials at no cost to the shareholder. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability.

If you do not affirmatively elect to receive printed copies of the proxy materials, you will only be able to view our proxy materials electronically on the Internet. Providing our proxy materials to shareholders on the Internet rather than printing and mailing hard copies saves us these costs. We encourage you to view our proxy materials on the Internet. Shareholders who have affirmatively elected to receive a printed set of our proxy materials may change their election and elect to view all future proxy materials on the Internet instead of receiving them by mail.

Who is entitled to vote?

Only shareholders of record at the close of business on April 17, 2017 (the "Record Date") will be entitled to vote at the Annual Meeting, or any adjournments or postponements thereof. Each outstanding share of the Company's common stock, $0.25 par value per share (the "Common Stock"), entitles its holder to cast one vote on each matter to be voted upon.

Shareholders have cumulative voting rights in the election of directors. If any shareholder gives proper written notice to any officer of the Company before the Annual Meeting, or to the presiding officer at the Annual Meeting, that shareholder may cumulate their votes for the election of directors by multiplying the number of votes to which the shareholder is entitled by the number of directors to be elected and casting all such votes for one nominee or distributing them among any two or more nominees. If such notice is given by any shareholder, votes for directors by such shareholder will be cumulated. For instance, if a shareholder only votes for one nominee, such vote will be automatically cumulated and cast for that nominee. If a shareholder has voted for more than one nominee, the total number of votes that the shareholder is entitled to cast will be divided equally among the nominees for whom the shareholder has voted.

Who can attend the Annual Meeting?

All shareholders as of the Record Date, or their duly appointed proxies, may attend the virtual Annual Meeting at www.virtualshareholdermeeting.com/MTSC2017. If you hold your shares in street name, you must request a legal proxy from your broker or nominee to attend and vote at the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our Common Stock outstanding on the Record Date will constitute a quorum. A quorum is required for business to be conducted at the Annual Meeting. As of the Record Date, 16,740,852 shares of our Common Stock were outstanding, so holders of at least 8,370,427 shares of our Common Stock must be present, attending the virtual Annual Meeting or by proxy, to have a quorum. If you vote your proxy electronically through the Internet or by telephone, or submit a properly executed paper proxy card, your shares will be considered part of the quorum even if you abstain from voting.

How do I vote?

You may vote in one of the following ways:

  •
  By Internet before the Annual Meeting:  You may access the website at www.proxyvote.com to cast your vote 24 hours a day, 7 days a week. You will need your control number found in the Notice of Internet Availability or proxy card. Follow the instructions provided to obtain your records and create an electronic ballot.

  •
  By telephone:  If you reside in the United States or Canada, you may call 1-800-690-6903 by using any touch-tone telephone, 24 hours a day, 7 days a week. Have your Notice of Internet Availability or proxy card in hand when you call and follow the voice prompts to cast your vote.

  •
  By mail:  If you request a paper proxy card, mark, sign and date each proxy card you receive and return it in the postage-paid envelope provided or to the location indicated on the proxy card.

  •
  At the Annual Meeting:  If you are a shareholder of record, you may attend the Annual Meeting and vote your shares at www.virtualshareholdermeeting.com/ MTSC2017 during the meeting. You will need your control number found in the Notice of Internet Availability or proxy card. Follow the instructions provided to vote.

Shares represented by proxies submitted through the Internet or by telephone, or those paper proxy cards properly signed, dated and returned, will be voted at the Annual Meeting in accordance with the instructions set forth therein. If a proxy is properly submitted, whether through the Internet, by telephone, or by mail using a paper proxy card, but contains no instructions, the shares represented thereby will be voted:

  •
  FOR the election of each of the nominated directors (see Proposal 1 on page 1);

  •
  FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2017 (see Proposal 2 on page 14);

  •
  FOR the non-binding, advisory vote to approve the compensation of the Company's named executive officers (see Proposal 3 on page 41);

  •
  For the non-binding, advisory vote to approve a "ONE YEAR" frequency of the vote on the compensation of the Company's named executive officers (see Proposal 4 on page 42);

  •
  FOR the approval of the Company's 2017 Stock Incentive Plan (see Proposal 5 on page 43); and

  •
  In the discretion of the proxy holders for any other matters properly presented at the meeting.

The Internet and telephone voting procedures are designed to verify shareholders' identities, allow them to give voting instructions and confirm that their instructions have been recorded properly. Shareholders voting through the Internet should be aware that they may incur costs to access the Internet and that these costs will be at the expense of the shareholder.

When do I vote?

If you wish to vote by Internet or telephone, you must do so before 11:59 p.m. Eastern Standard Time on June 5, 2017 using www.proxyvote.com or calling 1-800-690-6903, as applicable. If you want to vote after June 5, 2017 or revoke an earlier proxy, you must submit a signed proxy card or vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/MTSC2017.

Can I change my vote after I vote electronically or return my proxy card?

Yes. Even after you have voted electronically through the Internet or by telephone or submitted your proxy card, you may change your vote at any time before the proxy is exercised at the Annual Meeting. You may change your vote by:

  •
  Returning a later-dated proxy by Internet, telephone or mail;

  •
  Delivering a written notice of revocation to our Corporate Secretary at 14000 Technology Drive, Eden Prairie, Minnesota 55344; or

  •
  Attending the virtual Annual Meeting and voting. Your attendance at the Annual Meeting will not by itself revoke a proxy that you have previously submitted.

Shareholders who hold shares through a broker or other intermediary should consult that party as to the procedures to be used for revoking a vote.

What does the Board recommend?

The Board's recommendations are set forth after the description of the proposals in this proxy statement. In summary, the Board recommends a vote:

  •
  FOR the election of each of the nominated directors (see Proposal 1 on page 1);

  •
  FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2017 (see Proposal 2 on page 14);

  •
  FOR the non-binding, advisory vote to approve the compensation of the Company's named executive officers (see Proposal 3 on page 41);

  •
  For the non-binding, advisory vote to approve a "ONE YEAR" frequency of the vote on the compensation of the Company's named executive officers (see Proposal 4 on page 42); and

  •
  FOR the approval of the Company's 2017 Stock Incentive Plan (see Proposal 5 on page 43).

If you return a properly executed proxy card without specific voting instructions, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at their own discretion.

What vote is required to approve each proposal?

For Proposal 1, the election of directors, the eight nominees receiving the highest number of "FOR" votes will be elected.

For Proposals 2, 3 and 5, each shareholder is entitled to one vote for each share of Common Stock held and the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal will be required for approval.

For Proposal 4, the non-binding, advisory vote regarding the frequency of the vote on the compensation of the Company's named executive officers, each shareholder will be entitled to one vote for each share of Common Stock held and the frequency (every one, two or three years) that receives the highest number of votes will be deemed to be the choice of the shareholders.

With respect to any other matter that properly comes before the Annual Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal will be required for approval.

A "WITHHELD" vote will be counted for purposes of determining whether there is a quorum, but will not be considered to have been voted in favor of the director nominee with respect to whom authority has been withheld.

A properly executed proxy marked "ABSTAIN" with respect to Proposals 2, 3, 4 or 5 and any other matter that properly comes before the Annual Meeting, will not be voted, although it will be counted for purposes of determining whether there is a quorum. In Proposals 2, 3 and 5, abstentions will have the same effect as a negative vote.

If your shares are held in the "street name" of a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to the proposal to be acted upon. If you do not give your broker instructions as to how to vote your shares, your broker has authority under New York Stock Exchange rules to vote those shares for or against "routine" matters, such as the ratification of accounting firms. Brokers cannot vote on their customers' behalf on "non-routine" proposals such as the election of directors, the non-binding, advisory vote to approve the compensation of the Company's named executive officers, the non-binding, advisory vote regarding the frequency of the vote on the compensation of the Company's named executive officers and the approval of the Company's 2017 Stock Incentive Plan. These rules apply notwithstanding the fact that shares of our Common Stock are traded on the NASDAQ Global Select Market.

If your brokerage firm votes your shares only on "routine" matters because you do not provide voting instructions, your shares will be counted for purposes of establishing a quorum to conduct business at the Annual Meeting and in determining the number of shares voted for or against the routine matter. If your brokerage firm lacks discretionary voting power with respect to an item that is not a routine matter and you do not provide voting instructions (a "broker non-vote"), your shares will be counted for purposes of establishing a quorum to conduct business at the Annual Meeting, but will not be counted in determining the number of shares voted for or against non-routine matters.

Who will count the vote?

Broadridge Financial Solutions, Inc. will act as inspector of elections to determine whether or not a quorum is present and tabulate votes cast by proxy or at the Annual Meeting.

What does it mean if I receive more than one Notice of Internet Availability?

If your shares are held in more than one account, you will receive more than one Notice of Internet Availability. To ensure that all your shares are voted, vote electronically through the Internet or by telephone, or sign, date and return a paper proxy card for each Notice of Internet Availability you receive. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting Broadridge Financial Solutions, Inc. by telephone at 800-542-1061 or in writing at Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

How will voting on any other business be conducted?

We do not know of any business to be considered at the Annual Meeting other than the matters described in this proxy statement. However, if any other business is properly presented at the Annual Meeting, your proxy gives authority to each of David Anderson and Jeffrey Graves to vote on such matters at their discretion.

How are proxies solicited?

In addition to use of the Internet and mail, proxies may be solicited by our officers, directors and other employees by telephone, through electronic transmission, facsimile transmission, or personal solicitation. No additional compensation will be paid to such individuals for such activity.

What is "householding"?

We may send a single Notice of Internet Availability, as well as other shareholder communications, to any household at which two or more shareholders reside unless we receive other instruction from you. This practice, known as "householding," is designed to reduce duplicate mailings and printing and postage costs and conserve natural resources. If your Notice of Internet Availability is being householded and you wish to receive multiple copies of the Notice of Internet Availability, or if you are receiving multiple copies and would like to receive a single copy, or if you would like to opt out of this practice for future mailings, you may contact Broadridge Financial Solutions, Inc., by telephone at 800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Who pays for the cost of this proxy solicitation?

We will bear the entire cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of the Notice of Internet Availability, the proxy statement and any additional information furnished to shareholders. We will reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals.

Annex A

MTS SYSTEMS CORPORATION

2017 STOCK INCENTIVE PLAN

Plan Term:    June 6, 2017 through June 6, 2027

Adopted by the Board of Directors on November 15, 2016
Approved by the Shareholders of the Company on June 6, 2017

MTS SYSTEMS CORPORATION
2017 STOCK INCENTIVE PLAN

SECTION 1
PURPOSE

The purpose of the Plan is to enable MTS Systems Corporation (the "Company") and its Subsidiaries to attract and retain employees, directors and service providers of the Company by aligning financial interests of these individuals with the other stockholders of the Company.

The Plan provides for the grant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Units, and other awards to aid the Company in obtaining these goals, subject to the approval by the shareholders.

SECTION 2
DEFINITIONS

2.1
BOARD means the Board of Directors of the Company.

2.2
CAUSE means, unless otherwise defined in the Stock Incentive Agreement or in a separate agreement with the Participant that governs Stock Incentives granted under this Plan, a felony conviction of a Participant or a material violation of any Company policy, including, without limitation, any policy contained in the Company's Code of Conduct Manual, or due to embezzlement from or theft of property belonging to the Company, regardless of when facts resulting in a finding of Cause are discovered by the Company.

2.3
CODE means the Internal Revenue Code of 1986, as amended and any successor, and regulations promulgated thereunder.

2.4
COMMITTEE means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan.

2.5
COMPANY means MTS Systems Corporation, a corporation organized under the laws of the State of Minnesota (or any successor corporation).

2.6
DEFERRED COMPENSATION means any Stock Incentive under this Plan that provides for the "deferral of compensation" as defined in Treas. Reg. §1.409A-1(b) and that would be subject to the taxes specified in Section 409A(a)(1) of the Code if and to the extent the Stock Incentive Agreement does not meet or is not administered and interpreted in compliance with the requirements of Section 409A(a)(2), (3) and (4) of the Code. Deferred Compensation shall not include any amount that is otherwise exempt from the requirements of Section 409A of the Code.

2.7
DISABILITY means a physical or mental condition resulting from a bodily injury or disease or mental disorder rendering such person incapable of continuing to perform the essential employment duties of such person at the Company as such duties existed immediately prior to the bodily injury, disease or mental disorder.

2.8
EXCHANGE ACT means the Securities Exchange Act of 1934, as amended and any successor, and regulations and rules promulgated thereunder.

2.9
EXERCISE PRICE means the price that shall be paid to purchase one (1) Share upon the exercise of an Option granted under this Plan.

2.10
FAIR MARKET VALUE of one Share on any given date shall be determined by the Committee as follows: (a) if the Shares are listed for or admitted for trading on one of more national securities exchanges, the last reported sales price on the principal exchange on the date in question, or if such Shares shall not have been traded on such principal exchange on such date, the last reported sales price on such principal exchange on the first day prior thereto on which such Shares were so traded; or (b) if the Shares are not listed for or admitted for trading on a national securities exchange, but is traded in the over-the-counter market, the closing bid price for such Shares on the date in question, or if there is no such bid price for such Shares on such date, the closing bid price on the first day prior thereto on which such price existed; or (c) if neither (a) or (b) is applicable, with respect to any Option intended to qualify as an ISO, by any fair and reasonable determination made in good faith by the Committee, and, with respect to any other Stock Incentive that is intended to be exempt from the requirements of Section 409A of the Code, a value determined by the reasonable application of a reasonable valuation method as defined in regulations promulgated under Section 409A of the Code, which determination shall be final and binding on all parties.

2.11
INSIDER means an individual who is, on the relevant date, an officer, member of the Board or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.12
ISO ("Incentive Stock Option") means an Option granted under this Plan to purchase Shares that is intended by the Company to satisfy the requirements of Section 422 of the Code.

2.13
KEY EMPLOYEE means any employee of the Company or any Subsidiary holding a key management or technical position as determined by the Committee.

2.14
KEY PERSON means a person, other than a Key Employee, who is (a) a member of the Board; or (b) a service provider providing bona fide services to the Company or any Subsidiary who is eligible to receive Shares that are registered by a Registration Statement on Form S-8 under the the Securities Act of 1933, as amended, as in effect on the date hereof or any registration form(s) under the Securities Act of 1933, as amended, subsequently adopted by the Securities and Exchange Commission.

2.15
NQSO ("Non-Qualified Stock Option") means an option granted under this Plan to purchase Shares that is not intended by the Company to satisfy the requirements of Section 422 of the Code, and includes any ISO that, by subsequent action of the Company or the Participant permitted by the Plan, ceases to be an ISO.

2.16
OPTION means an ISO or a NQSO.

2.17
OUTSIDE DIRECTOR means a member of the Board who is not an employee and who: (a) is a "non-employee director" under Rule 16b-3 under the Exchange Act, as amended from time to time; (b) is an "outside director" under Section 162(m) of the Code; (c) satisfies the requirements of the principal stock exchange for the Shares relating to the independence of directors or the independence of directors serving on the Compensation Committee of the Board; and (d) satisfies the independence or similar requirement of the Securities and Exchange Commission applicable to directors or to directors serving on the Compensation Committee of the Board.

2.18
PARTICIPANT means a Key Person, Key Employee, or any other employee who is designated to receive an award under the Plan by the Committee.

2.19
PERFORMANCE-BASED EXCEPTION means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

2.20
PERFORMANCE GOAL means, unless and until the Board proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Section, the performance measure(s) to be used by the Committee for purposes of making Bonus Awards shall be chosen from among the following: (a) earnings per share; (b) net income (before or after taxes); (c) return measures (including, but not limited to, return on assets, equity or sales); (d) cash flow return on investments (net cash flows divided by owners equity); (e) earnings before or after taxes, depreciation and/or amortization; (f) revenues and or sales (gross or net); (g) operating income (before or after taxes); (h) total shareholder return; (i) corporate performance indicators (indices based on the level of certain services provided to customers); (j) cash generation, working capital, profit and/or revenue targets; (k) growth measures, such as revenue or sales growth; (l) rate of change (positive or negative) or change from prior period; (m) ratios, such as expenses, market share, debt or leverage; (n) share price or measures based on share price; and/or (o) external measures or indices. In setting performance goals using these performance measures, the Committee may establish goals on an absolute basis, rate basis, subsidiary, segment, unit or division performance basis, or relative to a peer group performance or other benchmark. The Committee may provide that one or more objectively determinable adjustments be made in any Performance Goal, including adjustments that may result in such measures being considered non-GAAP financial measures, such as the effect of changes in accounting standards or tax laws, non-recurring unusual events specified by the Committee, including write-offs or write-downs, capital gains or losses, acquisitions or divestitures, restructurings, and litigation judgments and settlements.

2.21
PERFORMANCE PERIOD means the period during which a performance goal must be attained with respect to a Stock Incentive that is performance based, as determined by the Committee.

2.22
PERFORMANCE STOCK means an award of Shares granted to a Participant that is subject to the achievement of performance criteria, either as to the delivery of such Shares or the calculation of the amount deliverable as a result of achieving a level of performance over a specified Performance Period, or any combination thereof.

2.23
PERFORMANCE UNITS means a contractual right granted to a Participant to receive a Share (or cash equivalent) upon achievement of performance criteria or a level of performance over a specified Performance Period that are deliverable either at the end of the Performance Period or at a later time.

2.24
PLAN means the MTS Systems Corporation 2011 Stock Incentive Plan, as it may be further amended from time to time.

2.25
QUALIFYING EVENT means, with respect to a Participant, such Participant's death, Disability or Retirement.

2.26
RESTRICTED STOCK AWARD means an award of Shares granted to a Participant under this Plan that is subject to restrictions in accordance with the terms and provisions of this Plan and the applicable Stock Incentive Agreement.

2.27
RESTRICTED STOCK UNIT means a contractual right granted to a Participant under this Plan to receive a Share (or cash equivalent) that is subject to restrictions of this Plan and the applicable Stock Incentive Agreement.

2.28
RETIREMENT means retirement from active employment with the Company and any subsidiary or parent corporation of the Company on or after age 65, or upon an earlier date with the consent of the Committee, and upon such terms and conditions as determined by the Committee.

2.29
SERVICE means services provided to the Company or any Subsidiary as either a Key Employee or a Key Person.

2.30
SHARE means one share of the common stock of the Company.

2.31
SPECIFIED EMPLOYEE means a Participant who is a "key employee" as described in Section 416(i)(1)(A) of the Code, disregarding paragraph (5) thereof. For purposes of determining key employees under Section 416(i)(1)(A) of the Code, the definition of compensation shall be the same as defined in the Company's Retirement Savings Plan, but excluding any compensation of a Participant whose location is not effectively connected with the conduct of a trade or business within the United States. If a Participant is a key employee at any time during the 12 months ending on each September 30, the Participant is a Specified Employee for the 12 month period commencing on the next January 1. Any such identification of a Specified Employee under this Plan shall apply to all nonqualified deferred compensation plans in which the Specified Employee participates. In the case of certain corporate transactions (a merger, acquisition or spin-off), or in the case of nonresident alien employees, the Company will determine Specified Employees in accordance with Treas. Reg. §1.409A-1(i).

2.32
STOCK APPRECIATION RIGHT means a right granted to a Participant pursuant to the terms and provisions of this Plan whereby the individual, without payment to the Company (except for any applicable withholding or other taxes), receives Shares, or such other consideration as the Committee may determine, in an amount equal to the excess of the Fair Market Value per Share on the date on which the Stock Appreciation Right is exercised over the exercise price per Share noted in the Stock Appreciation Right, for each Share subject to the Stock Appreciation Right.

2.33
STOCK INCENTIVE means an ISO, NQSO, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Stock, Performance Unit, or cash.

2.34
STOCK INCENTIVE AGREEMENT means a document, agreement, certificate, resolution or other evidence in writing or electronic form approved by the Committee that sets forth the terms and conditions of a Stock Incentive granted by the Company or a Subsidiary to a Participant.

2.35
SUBSIDIARY means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.36
TEN PERCENT SHAREHOLDER means a person who owns (after taking into account the attribution rules of Section 424(d)) of the Code more than ten percent (10%) of the total combined voting power of all classes of shares of stock of either the Company or a Subsidiary.

SECTION 3
SHARES SUBJECT TO STOCK INCENTIVES

3.1
AGGREGATE SHARES AUTHORIZED. The aggregate number of Shares that may be issued under the Plan is One Million, Five Hundred Thousand (1,500,000) Shares. In addition, Shares subject to awards currently outstanding under the Company's 2011 Stock Incentive Plan (the 2011 Plan) that are terminated, cancelled, surrendered or forfeited without the delivery of Shares may be reissued at the discretion of the Committee under the Plan. Immediately upon the approval of the Plan by the Company's shareholders, no further grants will be permitted under the 2011 Plan. The aggregate number of Shares described above are subject to adjustment as provided in Section 3.4. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company.

3.2
SHARE COUNTING. For purposes of determining the limits described in this Plan, in particular this Section 3, Shares covered by a Stock Incentive shall not be counted as used unless and until actually delivered to a Participant. If any Shares covered by a Stock Incentive are not purchased or are forfeited or reacquired by the Company prior to vesting, or if a Stock Incentive terminates, or is cancelled without the delivery of any Shares, such Shares shall be added back to the limits described in this Plan and are again available for grants from the Plan. In addition, the following principles shall apply in determining the number of Shares under any applicable limit:

(a)
Shares tendered or attested to in payment of the Exercise Price or withheld upon a net exercise of an Option shall not be added back to the applicable limit;

(b)
Shares withheld by the Company to satisfy the tax withholding obligation shall not be added back to the applicable limit;

(c)
Shares that are reacquired by the Company with the amount received upon exercise of an Option shall not be added back to the applicable limit;

(d)
The aggregate Shares exercised pursuant to a Stock Appreciation Right that is settled in Shares shall reduce the applicable limit, rather than the number of Shares actually issued;

(e)
Any Stock Incentive that is settled in cash shall not reduce the applicable limit; and

(f)
Any Shares under the 2011 Plan that are forfeited, not purchased, reacquired by the Company or otherwise terminate or are cancelled will be added back to the available Shares under this Plan on a ratio of one to one Share.

3.3
LIMITATIONS ON STOCK INCENTIVES. Subject to adjustment pursuant to Section 3.4:

(a)
No more than One Million, Five Hundred Thousand (1,500,000) Shares may be used for Incentive Stock Options;

(b)
No Participant may be granted any Stock Incentive covering an aggregate number of Shares in excess of Two Hundred Thousand (200,000) in any calendar year.

(c)
Notwithstanding subsection (b), in connection with his or her initial service, a Participant may be granted Stock Incentives covering not more than an additional One Hundred Thousand (100,000) Shares, which shall not count against the limit set forth in the preceding sentence.

  (d)
  With respect to any Performance Unit or Other Award that is not denominated in Shares, the maximum amount that a Participant may receive in any calendar year is Five Million dollars ($5,000.000).

3.4
SHARE ADJUSTMENT. Notwithstanding anything in Section 12 to the contrary: (a) the number of Shares reserved under Section 3.1, (b) the limit on the number of Shares that may be granted subject to Stock Incentives during a calendar year to any individual under Section 3.1 and 3.3, (c) the number of Shares subject to certain Stock Incentives granted subject to Section 3.1, and (d) the Exercise Price of any Options and the specified price of any Stock Appreciation Rights, shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Committee shall have the right to adjust (in a manner that satisfies the requirements of Code Section 424(a)): (i) the number of Shares reserved under Section 3.1; (ii) the number of Shares subject to certain Stock Incentives subject to Section 3.1; and (iii) the Exercise Price of any Options and the specified exercise price of any Stock Appreciation Rights in the event of any corporate transaction described in Section 424(a) of the Code that provides for the substitution or assumption of such Stock Incentives. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Stock Incentives granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Committee shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3.1 or an increase in any limitation imposed by the Plan.

SECTION 4
EFFECTIVE DATE AND TERM OF PLAN

The effective date of this Plan shall be June 6, 2017, provided, however, that if the Plan is not approved by the shareholders of the Company within 12 months of the approval by the Board, the Plan will be terminated and all Stock Incentives granted under the Plan will be terminated and deemed null and void and further provided that no Stock Incentive shall vest and no Shares may be issued under the Plan prior to approval of the Plan by the shareholders of the Company. No Stock Incentive shall be granted under this Plan on or after the earlier of:

  (a)
  the tenth (10th) anniversary of the effective date of this Plan, and

  (b)
  the date on which all of the Shares reserved under Section 3 of this Plan have been issued or are no longer available for use under this Plan.

This Plan shall continue in effect until all outstanding Stock Incentives have been exercised in full or are no longer exercisable, all Restricted Stock Awards or Restricted Stock Units have vested or been forfeited and all Performance Shares or Units have be awarded or lapsed at the end of the Performance Periods.

SECTION 5
ADMINISTRATION

5.1
GENERAL ADMINISTRATION. The Committee shall administer this Plan. The Committee, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. The Committee shall have full power to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan's administration, and to make all other determinations and take all other actions that may be necessary or advisable for the administration of the Plan. Notwithstanding anything herein to the contrary, the Board may, without further action of the Committee, exercise the powers and duties of the Committee or any delegate under the Plan, unless such exercise would cause any Stock Incentive not to comply with the requirements of Section 162(m) of the Code.

5.2
AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Articles of Incorporation or By-laws of the Company, the Committee shall have full power to: (a) select Participants in the Plan; (b) determine the types of Stock Incentives for each Participant in a manner consistent with the Plan; (c) determine the number of Shares or the method of determining the number of Shares or other payment under such Stock Incentive; (d) determine the terms and conditions of Stock Incentives in a manner consistent with the Plan, including, subject to Section 7.1(e), the time and manner of exercise, the restrictions on the rights granted under the Stock Incentive and the lapse thereof, the manner of payment, if any, the restrictions or holding period applicable to the payment or Stock received upon exercise or in satisfaction of the Stock Incentive; and (e) amend the terms and conditions of any outstanding Stock Incentives as provided in accordance with Section 12.3. The Committee shall have the independent authority and discretion over the appointment, compensation and oversight of the services of advisors to the Committee, including compensation consultants and legal counsel, provided such advisors meet the standards for independence as established by the Securities Exchange Commission. The Company shall pay the compensation and expenses of such advisors. The Committee may seek the assistance of such other persons as it may see fit in carrying out its routine administrative functions concerning the Plan.

5.3
DELEGATION OF AUTHORITY. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee may appoint one or more separate committees (any such committee, a "Subcommittee") composed of two or more Outside Directors of the Company (who may but need not be members of the Committee) and may delegate to any such Subcommittee or to one or more executive officers of the Company the authority to grant Stock Incentives, and/or to administer the Plan or any aspect of it; provided, however, that only the Committee may grant Stock Incentives that meet the Performance-Based Exception, and only the Committee may grant Stock Incentives to Insiders.

5.4
DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of this Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its shareholders, members of the Board, Participants, and their estates and beneficiaries.

SECTION 6
ELIGIBILITY

Participants selected by the Committee shall be eligible for the grant of Stock Incentives under this Plan, but no Participant shall have the right to be granted a Stock Incentive under this Plan merely as a result of his or her status as a Key Person or Key Employee. Notwithstanding the foregoing, an ISO may only be granted to a Key Employee.

SECTION 7
TERMS AND CONDITIONS OF STOCK INCENTIVES

7.1
ALL STOCK INCENTIVES.

(a)
Grants of Stock Incentives. The Committee, in its absolute discretion, shall grant Stock Incentives under this Plan from time to time and shall have the right to grant new Stock Incentives in exchange for outstanding Stock Incentives; provided, however, the Committee shall not have the right to: (i) lower the Exercise Price of an existing Option or specified price of an existing Stock Appreciation Right; (ii) take any action which would be treated as a "repricing" under generally accepted accounting principles; or (iii) cancel an existing Option or Stock Appreciation Right at a time when its Exercise Price or specified price exceeds the fair market value of the underlying stock subject to such Option or Stock Appreciation Right in exchange for another Stock Incentive, including cash or other equity in the Company (except as provided in Sections 3.4, 10 and 11). Stock Incentives shall be granted to Participants selected by the Committee, and the Committee shall be under no obligation whatsoever to grant any Stock Incentives, or to grant Stock Incentives to all Participants, or to grant all Stock Incentives subject to the same terms and conditions.

(b)
Shares Subject to Stock Incentives. The number of Shares as to which a Stock Incentive shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section 3.1 as to the total number of Shares available for grants under the Plan, and to any other restrictions contained in this Plan.

(c)
Stock Incentive Agreements. Each Stock Incentive shall be evidenced by a Stock Incentive Agreement. The Stock Incentive Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant. The Committee shall have sole discretion to modify the terms and provisions of any Stock Incentive in accordance with Section 12.3.

  (d)
  Date of Grant. The date a Stock Incentive is granted shall be no earlier than the date on which the Committee: (i) has approved the terms and conditions of the Stock Incentive Agreement; (ii) has determined the recipient of the Stock Incentive and the number of Shares covered by the Stock Incentive; and (iii) has taken all such other action necessary to direct the grant of the Stock Incentive.

  (e)
  Vesting of Stock Incentives. Except as otherwise provided in this subsection (e), Stock Incentives under the Plan may have restrictions on the vesting or delivery of and, in the case of Options or Stock Appreciation Rights, the right to exercise, that lapse based upon the service of a Participant, or based upon other criteria that the Committee may determine appropriate, such as the attainment of performance criteria as determined by the Committee, including but not limited to one or more Performance Goals. If the Award is intended to meet the Performance-Based Exception, the attainment of such performance goals must satisfy the requirements of Sections 9.1, 9.2 and 9.3. Until the end of the period(s) of time specified in the vesting schedule and/or the satisfaction of any performance criteria, the Shares subject to such Stock Incentive Award shall remain subject to forfeiture. Options and Stock Appreciation Rights shall become vested and exercisable no earlier than one (1) year after the grant date, except that Options and Stock Appreciation Rights of up to a maximum of five percent (5%) of the Shares authorized for issuance under the Plan may be granted or accelerated without regard to such minimum one (1) year vesting or period of restriction requirement of this Section 7.1(e), or issued in payment for a Performance Award, or accelerated in the event of death, Disability, or in the event of a Change in Control as provided in Section 11.2.

  (f)
  Acceleration of Vesting of Stock Incentives. Except as provided in Section 7.1(e), the Committee shall have the power to permit, in its sole discretion, an acceleration of the expiration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Shares awarded to a Participant; provided, however, the Committee may grant Stock Incentive Awards precluding such accelerated vesting in order to qualify the Stock Incentive Awards for the Performance-Based Exception.

  (g)
  Dividends and Dividend Equivalents. No dividend or dividend equivalent shall be paid with respect to any unvested Stock Incentive unless and until the vesting of the Shares under the Stock Incentive to which dividend or dividend equivalent relates; provided that the Committee may provide that dividends or dividend equivalents will accrue for the benefit of the Participant subject to forfeiture and be paid to the Participant if and when such Stock Incentive vests. The Committee may grant dividend equivalents with respect to any vested Stock Incentive. The Committee shall establish the terms and conditions to which the dividend equivalents are subject. Under a dividend equivalent, a Participant shall be entitled to receive payments equivalent to the amount of dividends paid by the Company to holders of Shares with respect to the number of dividend equivalents held by the Participant, which may be paid concurrently with the payment of dividends or deferred and paid at a later date. The dividend equivalent may provide for payment in Shares or in cash, or a fixed combination of Shares or cash, or the Committee may reserve the right to determine the manner of payment at the time the dividend equivalent is payable. Any such dividend equivalent that is intended to exempt from Section 409A of the Code with respect to a Stock Incentive that constitutes Deferred Compensation shall be stated in a separate arrangement.

  (h)
  Transferability of Stock Incentives. Except as otherwise provided in a Participant's Stock Incentive Agreement, no Stock Incentive granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except upon the death of the holder Participant by will or by the laws of descent and distribution. Except as otherwise provided in a Participant's Stock Incentive Agreement, during the Participant's lifetime, only the Participant may exercise any Option or Stock Appreciation Right unless the Participant is incapacitated, in which case the Option or Stock Appreciation Right may be exercised by and any other Stock Incentive may be payable to the Participant's legal guardian, legal representative, or other representative whom the Committee deems appropriate based on applicable facts and circumstances. The determination of incapacity of a Participant and the identity of appropriate representative of the Participant to exercise the Option or receive any other payment under a Stock Incentive if the Participant is incapacitated shall be determined by the Committee.

  (i)
  Deferral Elections. The Committee may require or may permit Participants to elect to defer the issuance of Shares or the settlement of Stock Incentives in cash under this Plan pursuant to such rules, procedures, or programs as it may establish from time to time. However, notwithstanding the preceding sentence, the Committee shall not, in establishing the terms and provisions of any Stock Incentive, or in exercising its powers under this Plan: (i) create any arrangement which would constitute an employee pension benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act, as amended, unless the arrangement provides benefits solely to one or more individuals who constitute members of a select group of management or highly compensated employees; or (ii) create any arrangement that would constitute Deferred Compensation unless the arrangement complies with Section 9.4 and 9.5 or unless the Committee, at the time of grant, specifically provides that the Stock Incentive is not intended to comply with Section 409A of the Code.

7.2
OPTIONS.

(a)
Grants of Options. Each grant of an Option shall be evidenced by a Stock Incentive Agreement that shall specify whether the Option is an ISO or NQSO, and incorporate such other terms as the Committee deems consistent with the terms of this Plan and, in the case of an ISO, necessary or desirable to permit such Option to qualify as an ISO. The Committee and/or the Company may modify the terms and provisions of an Option in accordance with Section 12 even though such modification may change the Option from an ISO to a NQSO.

(b)
Exercise Price. Subject to adjustment in accordance with Section 3.4 and the other provisions of this Section, the Exercise Price shall be specified in the applicable Stock Incentive Agreement and shall not be less than the Fair Market Value of a Share on the date the Option is granted. With respect to each ISO to a Participant who is not a Ten Percent Shareholder, the Exercise Price shall not be less than the Fair Market Value of a Share on the date the ISO is granted. With respect to each ISO to a Participant who is a Ten Percent Shareholder, the Exercise Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted.

(c)
Option Term. Unless earlier terminated as provided in Section 7.2(d), each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Stock Incentive Agreement, but no Stock Incentive Agreement shall: (i) make an Option exercisable prior to the date such Option is granted or after it has been exercised in full; or (ii) make an Option exercisable after the date that is: (A) the seventh (7th) anniversary of the date such Option is granted, if such Option is a NQSO or an ISO granted to a Participant who is not a Ten Percent Shareholder; or (B) the fifth (5th) anniversary of the date such Option is granted, if such Option is an ISO granted to a Ten Percent Shareholder. Options issued under the Plan may become exercisable based on the service of a Participant, or based upon the attainment (as determined by the Committee) of performance criteria, including but not limited to Performance Goals.

(d)
Termination of Service. Except as provided in the Option Agreement or a separate agreement with the Participant that covers Options, or as otherwise provided by the Committee: (i) if the Participant's Service with the Company and/or a Subsidiary ends before the Options vest, the Participant shall forfeit all unvested Options; and (ii) any Options held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such termination, but may not be exercised after 90 days after such termination (180 days if such termination is a result of a Qualifying Event), or the expiration of the stated term of the Options, whichever period is the shorter. In the event a Participant's Service with the Company or any Subsidiary is terminated for Cause, all unexercised Options granted to such Participant shall immediately terminate.

  (e)
  Payment. The Exercise Price of Shares acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations by delivering to the Company or its designated agent, either: (i) in cash or by check at the time the Option is exercised; or (ii) at the discretion of the Committee at the time of the grant of the Option (or subsequently in the case of an NQSO): (A) by delivery (or by attestation) of other Shares, rounded to next whole share, including Shares acquired as part of the exercise (i.e., a pyramid exercise); (B) if permitted by applicable law, the withholding of Shares delivered by that number of Shares, rounded to the next whole share, equal to the Fair Market Value of the Exercise Price (i.e., a cashless or net exercise); (C) pursuant to a "same day sale" program exercised through a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board so long as the Company's equity securities are registered under Section 12 of the Exchange Act, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002; or (D) by some combination of the foregoing. Notwithstanding the foregoing, with respect to any Participant who is an Insider, a tender or attestation of Shares or, a cashless or net exercise shall be a subsequent transaction approved as part of the original grant of an Option for purposes of the exemption under Rule 16b-3 of the Exchange Act. Except as provided above, payment shall be made at the time that the Option or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a shareholder.

  (f)
  ISO Tax Treatment Requirements. With respect to any Option that is intended to be an ISO, to the extent that the aggregate Fair Market Value (determined as of the date of grant of such Option) of Shares with respect to which such Option is exercisable for the first time by any individual during any calendar year exceeds one hundred thousand dollars ($100,000), to the extent of such excess, such Option shall not be treated as an ISO in accordance with Section 422(d) of the Code and in Treas. Reg. §1.422-4. With respect to any Option that is intended to be an ISO, such Option shall cease to be treated as an ISO if the Participant disposes of Shares acquired upon exercise of the Option within two (2) years from the date of the granting of the Option or within one (1) year of the exercise of the Option, or if the Participant has not met the requirements of Section 422(a)(2) of the Code.

7.3
RESTRICTED STOCK.

(a)
Grants of Restricted Stock Awards. Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions as determined by the Committee for periods determined by the Committee. The Committee may require a cash payment from the Participant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without the requirement of a cash payment. Any Restricted Stock that is intended to qualify for the Performance-Based Exception must satisfy the requirements of Sections 9.1, 9.2 and 9.3.

(b)
Termination of Service. Except as provided in the Stock Incentive Agreement or a separate agreement with the Participant covering the Restricted Stock, or unless the Committee determines that some or all of the Participant's unvested Restricted Stock shall vest as of the date of such event, the Participant shall forfeit all unvested Restricted Stock if the Participant's Service with the Company and/or a Subsidiary ends for any reason before any restrictions lapse; except that in the case of Restricted Stock based on performance criteria then, as of the date on which such Qualifying Event occurs, the Participant shall be entitled to receive a number of Shares that is determined by measuring the selected performance criteria from the Company's most recent publicly available quarterly results that are available as of the date the Qualifying Event occurs or such later date as the Committee determines, but no later than the end of the Performance Period; provided, however, the Committee may grant Restricted Stock Awards precluding such partial awards when a Qualifying Event occurs in order to qualify the Restricted Stock for the Performance-Based Exception.

(c)
Voting, Dividend & Other Rights. Unless the applicable Stock Incentive Agreement provides otherwise, a Participant awarded Restricted Stock shall be entitled to vote during the periods of restriction of the Shares to the same extent as the Participant would have been entitled if the Shares were not restricted. A Participant shall not be entitled to dividends during the period of restriction of the Shares except as provided in Section 7.1(g).

7.4
RESTRICTED STOCK UNITS.

(a)
Grants of Restricted Stock Units. A Restricted Stock Unit shall entitle the Participant to receive one Share at such future time and upon such terms as specified by the Committee in the Stock Incentive Agreement. The Committee may require a cash payment from the Participant in exchange for the grant of Restricted Stock Units or may grant Restricted Stock Units without such requirement. Any Restricted Stock Unit that is intended to qualify for the Performance-Based Exception must satisfy the requirements of Sections 9.1, 9.2 and 9.3.

  (b)
  Termination of Service. Except as provided in the Stock Incentive Agreement or a separate agreement with the Participant covering the Restricted Stock Unit, or unless the Committee determines that some or all of the Participant's unvested Restricted Stock Units shall vest as of the date of such event, the Participant shall forfeit all unvested Restricted Stock Units if the Participant's Service with the Company and/or a Subsidiary ends for any reason; except that in the case of Restricted Stock Units based on performance criteria then, as of the date on which such Qualifying Event occurs, the Participant shall be entitled to receive a number of Shares that is determined by measuring the selected performance criteria from the Company's most recent publicly available quarterly results that are available as of the date the Qualifying Event occurs or such later date as the Committee determines, but no later than the end of the Performance Period; provided, however, the Committee may grant Restricted Stock Units precluding such partial awards when a Qualifying Event occurs in order to qualify the Restricted Stock Units for the Performance-Based Exception.

  (c)
  Voting, Dividend & Other Rights. A Participant awarded Restricted Stock Units shall not be entitled to vote or to receive dividends until the date the Shares are issued to the Participant pursuant to the Restricted Stock Units, and the Participant shall not be entitled to any dividend equivalents except as provided in Section 7.1(g).

7.5
STOCK APPRECIATION RIGHTS.

(a)
Grants of Stock Appreciation Rights. A Stock Appreciation Right shall entitle the Participant to receive upon exercise the excess of the Fair Market Value of number of Shares exercised, over the specified price for such Shares. The specified price for a Stock Appreciation Right granted in connection with a previously or contemporaneously granted Option, shall not be less than the Exercise Price for Shares that are subject to the Option. In the case of any other Stock Appreciation Right, the specified price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share at the time the Stock Appreciation Right is granted. If related to an Option, the exercise of a Stock Appreciation Right shall result in a pro rata expiration and cancellation of the same number of Shares of the related Option for which the Stock Appreciation Right has been exercised.

(b)
Term. Subject to earlier termination as provided in Section 7.5(c), each Stock Appreciation Right granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Stock Incentive Agreement, but no Stock Incentive Agreement shall: (i) make a Stock Appreciation Right exercisable prior to the date such Stock Appreciation Right is granted or after it has been exercised in full; or (ii) make a Stock Appreciation Right exercisable after the date that is: (A) the seventh (7th) anniversary of the date such Stock Appreciation Right is granted; or (B) the fifth (5th) anniversary of the date such Stock Appreciation Right is granted, if such Stock Appreciation Right is granted in connection with the grant of an ISO to a Ten Percent Shareholder. Stock Appreciation Rights issued under the Plan may become exercisable based on the service of a Participant, or based upon the attainment (as determined by the Committee) of performance criteria, including but not limited to Performance Goals.

  (c)
  Termination of Service. Except as provided in the Stock Incentive Agreement or a separate agreement with the Participant that governs the Stock Appreciation Rights granted, or as otherwise provided by the Committee: (i) if the Participant's Service with the Company and/or a Subsidiary ends before the Stock Appreciation Rights vest, the Participant shall forfeit all unvested Stock Appreciation Rights; and (ii) any Stock Appreciation Rights held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such termination, but may not be exercised after 90 days after such termination (180 days if such termination is a result of a Qualifying Event), or the expiration of the stated term of the Stock Appreciation Rights, whichever period is the shorter. In the event a Participant's employment with the Company or any Subsidiary is terminated for Cause, all unexercised Stock Appreciation Rights granted to such Participant shall immediately terminate.

  (d)
  Exercise and Payment. Upon exercise of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation with Shares (computed using the aggregate Fair Market Value of Shares on the date of exercise) or in cash, or in any combination thereof as specified in the Stock Incentive Agreement or, if not specified, as the Committee determines. To the extent that a Stock Appreciation Right is exercised, the specified price shall be treated as paid in Shares for purposes of Section 3.

  (e)
  Special Provisions for Tandem Stock Appreciation Rights. A Stock Appreciation Right granted in connection with an Option may only be exercised to the extent that the related Option has not been exercised. A Stock Appreciation Right granted in connection with an ISO: (i) will expire no later than the expiration of the underlying ISO; (ii) may be for no more than the difference between the exercise price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Stock Appreciation Right is exercised; (iii) may be transferable only when, and under the same conditions as, the underlying ISO is transferable; and (iv) may be exercised only: (A) when the underlying ISO could be exercised; and (B) when the Fair Market Value of the Shares subject to the ISO exceeds the exercise price of the ISO.

7.6
PERFORMANCE STOCK AND PERFORMANCE UNITS.

(a)
Awards of Performance Stock and Performance Units. Performance Stock and Performance Units shall become payable to a Participant upon achievement of performance criteria as determined by the Committee. Each award will specify the number of Performance Stock or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a grant that is intended to qualify for the Performance-Based Exception, other than as provided in Sections 9.1, 9.2 and 9.3. Subject to the limitation set forth in Section 3.4, any grant of Performance Stock or Performance Units may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the date of grant.

  (b)
  Limitation on Dividend and Dividend Equivalents. No dividends or dividend equivalents shall be paid on unvested Performance Stock or Performance Units unless the Performance Goal has been met and the Shares issued, except such dividends or dividend equivalents may accrue as provided in Section 7.1(g).

  (c)
  Payment. Each grant will specify the time and manner of payment of Performance Stock or Performance Units that have been earned. Any Performance Stock award shall be payable in Shares. Any Performance Unit award may specify that the amount payable with respect thereto may be paid by the Company in cash, in Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among cash or Shares.

7.7
OTHER AWARDS.

(a)
Other awards may, subject to limitations under applicable law, be granted to any Participant denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of such Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof, or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such awards.

(b)
Cash awards, as an element of or supplement to any other Stock Incentives granted under this Plan, may also be granted to Participants on such terms and conditions as the Committee may determine, subject to the limitation set forth in Section 3.4.

(c)
Shares may be granted to a Participant as a bonus, or in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as the Committee shall determine, subject to the limitation set forth in Section 3.4.

  (d)
  Participants designated by the Committee may be permitted to reduce compensation otherwise payable in cash in exchange for Shares or other Stock Incentives under the Plan.

7.8
NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AND OTHER AWARDS. Notwithstanding any other provisions of this Plan, a grant of Restricted Stock or Restricted Stock Units shall be made to each Director who is not an employee of the Company or any Subsidiary within the meaning of Rule 16b-3 of the Exchange Act and who at the regular annual shareholders meeting is elected (or re-elected) to the Board. The date of grant of the Restricted Stock or Restricted Stock Units is the date on which such non-employee Director is elected or re-elected to serve on the Board. The number of Shares and the other terms of this Restricted Stock or Restricted Stock Units shall be determined by the Board in its sole discretion prior to such annual meeting of shareholders; provided that each grant of Restricted Stock or Restricted Stock Units to a non-employee Director shall vest one year from the date of grant, and if the non-employee Director ceases to serve as a member of the Board, shall forfeit any Restricted Stock, Restricted Stock Units and any dividends and dividend equivalents for which the restrictions have not lapsed, unless otherwise determined by the Board.

The Board, in its discretion, may, in addition to the Restricted Stock grants provided above, grant any additional Stock Incentive to all non-employee Directors or to any individual non-employee Director, provided that such grant shall be solely for substantial services performed or to be performed by the non-employee Directors or non-employee Director as determined in good faith by the Board.

SECTION 8
SECURITIES REGULATION

8.1
LEGALITY OF ISSUANCE. No Share shall be issued under this Plan unless and until the Committee has determined that all required actions have been taken to register such Share under the Securities Act of 1933 or the Company has determined that an exemption therefrom is available, any applicable listing requirement of any stock exchange on which the Share is listed has been satisfied, and any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable, has been satisfied.

8.2
RESTRICTIONS ON TRANSFER; REPRESENTATIONS; LEGENDS. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act of 1933 or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act of 1933, the securities laws of any state, the United States or any other applicable foreign law. If the offering and/or sale of Shares under the Plan is not registered under the Securities Act of 1933 and the Company determines that the registration requirements of the Securities Act of 1933 apply but an exemption is available which requires an investment representation or other representation, the Participant shall be required, as a condition to acquiring such Shares, to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, except in compliance with the Securities Act of 1933, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. All Stock Incentive Agreements shall contain a provision stating that any restrictions under any applicable securities laws will apply.

8.3
REGISTRATION OF SHARES. The Company may, and intends to, but is not obligated to, register or qualify the offering or sale of Shares pursuant to this Plan under the Securities Act of 1933 or any other applicable state, federal or foreign law.

SECTION 9
COMPLIANCE WITH THE CODE

9.1
DISCRETION IN FORMULATION OF PERFORMANCE CRITERIA. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance criteria; provided, however, that any Stock Incentives that are intended to qualify for the Performance-Based Exception may not be adjusted upward (although the Committee shall retain the discretion to adjust such Stock Incentives downward).

9.2
PERFORMANCE PERIODS. The Committee shall have the discretion to determine the period during which any performance criteria, including any Performance Goal must be attained with respect to a Stock Incentive. Such period may be of any length, and must be established prior to the start of such period or within the first ninety (90) days of such period (provided that the performance criteria are not in any event set after 25% or more of such period has elapsed).

9.3
MODIFICATIONS TO PERFORMANCE GOAL CRITERIA. In the event that the applicable tax and/or securities laws and regulatory rules and regulations change to permit Committee discretion to alter the governing performance measures noted above without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Stock Incentives that shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements under Section 162(m) of the Code to qualify for the Performance-Based Exception.

9.4
LIMITATION ON PAYMENT OR EXERCISE. With respect to any Stock Incentive that constitutes Deferred Compensation, such Stock Incentive shall provide for payment or exercise only upon: (a) a fixed date or schedule that complies with the requirements of Treas. Reg. §1.409A-3; (b) on a date based upon the Participant's "separation from service," or "disability," or "unforeseeable emergency" as those terms are defined under Section 409A of the Code; (c) the Participant's death; or

  (d) a Change in Control as defined in Section 11.1. Any election permitted under any Stock Incentive that constitutes Deferred Compensation shall comply with the requirements of Treas. Reg. §1.409A-2 and shall be irrevocable as of the date of grant of the Stock Incentive. In addition, with respect to any Stock Incentive that constitutes Deferred Compensation, except to the extent acceleration or deferral is permitted by or complies with the requirements of Section 409A of the Code, neither the Committee nor a Participant may accelerate or defer the time or schedule of any payment or exercise of, or the amount scheduled to be reported as income as a result.

9.5
DELAY IN PAYMENT OR EXERCISE FOR SPECIFIED EMPLOYEES. Notwithstanding anything in the Plan, unless the Stock Incentive Agreement specifically provides otherwise, no Stock Incentive that constitutes Deferred Compensation shall be paid to or exercised by a Specified Employee earlier than 181 days following the Participant's "separation from service" as defined for purposes of Section 409A of the Code (or if earlier, upon the Specified Employee's death), except as permitted under Section 409A of the Code and the regulations and other guidance promulgated thereunder. The Committee may specify in the Stock Incentive Agreement that the amount of the Deferred Compensation delayed pursuant to this Section 16.4 shall accumulate interest or earnings during the period of such delay.

9.6
WITHHOLDING. All taxes imposed on any Stock Incentive shall be the sole responsibility of the Participant. The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company as a condition precedent for the grant, exercise, satisfaction of conditions or the lapse of restrictions under any Stock Incentive or the issuance of Shares, an amount sufficient to satisfy the federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result. Unless the Stock Incentive Agreement provides otherwise, the Participant may satisfy such tax obligation by:

(a)
electing to have the Company withhold Shares (rounded to the next whole Share) otherwise to be delivered upon such exercise, satisfaction of conditions or lapse of restriction with a Fair Market Value equal to the amount of such taxes, up to the maximum tax rate in the applicable tax jurisdiction of the Participant; and

(b)
delivering to the Company Shares (rounded to the next whole Share) other than Shares issuable upon such exercise, satisfaction of conditions or lapse of restrictions with a Fair Market Value equal to the amount of such taxes, up to the maximum tax rate in the applicable tax jursidiction of the Participant.

Notwithstanding the foregoing, with respect to any Participant who is an Insider, a withholding or tender of Shares shall be a subsequent transaction approved as part of the Stock Incentive for purposes of the exemption under Rule 16b-3 of the Exchange Act.

9.7
NOTIFICATION OF DISQUALIFYING DISPOSITIONS OF AN ISO. If a Participant sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of: (a) the date two (2) years after the date of grant of such ISO; or (b) the date one (1) year after the exercise of such ISO, then the Participant shall immediately notify the Company in writing of such sale or disposition and shall cooperate with the Company in providing sufficient information to the Company for the Company to properly report such sale or disposition to the Internal Revenue Service. The Participant acknowledges and agrees that he or she may be subject to federal, state and/or local tax withholding by the Company on the compensation income recognized by Participant from any such early disposition, and agrees that he or she shall include the compensation from such early disposition in his gross income for federal tax purposes. The Company may condition the exercise of any ISO on the Participant's express written agreement with these provisions of this Plan.

SECTION 10
STOCK INCENTIVES TO PARTICIPANTS OUTSIDE THE US

The Committee shall have the authority to require that any Stock Incentive Agreement relating to a Stock Incentive in a jurisdiction outside of the United States contain such terms as are required by local law in order to constitute a valid grant under the laws of such jurisdiction. Such authority shall be notwithstanding the fact that the requirements of the local jurisdiction may be different from or more or less restrictive than the terms set forth in this Plan. No purchase or delivery of Shares pursuant to a Stock Incentive to a Participant outside the United States shall occur until applicable restrictions imposed pursuant to this Plan (as modified as provided in this Section 10) or the applicable Stock Incentive have terminated.

SECTION 11
CHANGE IN CONTROL OF THE COMPANY

11.1
CHANGE IN CONTROL. "Change in Control" of the Company means an event that would be required to be reported in response to Item 6(e) on Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement, including, without limitation, if:

(a)
Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or other than a Subsidiary of the Company, becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

(b)
During any period of two consecutive years (not including any period ending prior to the effective date of this Plan), the Incumbent Directors cease for any reason to constitute at least a majority of the Board. The term

    "Incumbent Directors" shall mean those individuals who are members of the Board of Directors on the effective date of this Plan and any individual who subsequently becomes a member of the Board (other than a director designated by a person who has entered into agreement with the Company to effect a transaction contemplated by Section 11.1(c)) whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the then Incumbent Directors; or

  (c)
  In the event:

  (i)
  the Company consummates a merger, consolidation, share exchange, division or other reorganization of the Company with any corporation or entity, other than an entity owned at least 80% by the Company, unless immediately after such transaction, the shareholders of the Company immediately prior to such transaction beneficially own, directly or indirectly 51% or more of the combined voting power of resulting entity's outstanding voting securities as well as 51% or more of the Total Market Value of the resulting entity, or in the case of a division, 51% or more of the combined voting power of the outstanding voting securities of each entity resulting from the division as well as 51% or more of the Total Market Value of each such entity, in each case in substantially the same proportion as such shareholders owned shares of the Company prior to such transaction;

  (ii)
  the Company consummates an agreement for the sale or disposition (in one transaction or a series of transactions) of assets of the Company, the total consideration of which is greater than 51% of the Total Market Value of the Company; or

  (iii)
  the Company adopts a plan of complete liquidation or winding up of the Company.

  (d)
  "Total Market Value" shall mean the aggregate market value of the Company's or the resulting entity's outstanding common stock (on a fully diluted basis) plus the aggregate market value of the Company's or the resulting entity's other outstanding equity securities as measured by the exchange rate of the transaction or by such other method as the Committee determines where there is not a readily ascertainable exchange rate.

11.2
VESTING UPON A CHANGE IN CONTROL. Except as otherwise provided in a Stock Incentive Agreement or as provided in the next sentence, if a Change in Control occurs, and if the agreements effectuating the Change in Control do not provide for the assumption or substitution of all Stock Incentives granted under this Plan, with respect to any Stock Incentive granted under this Plan that is not so assumed or substituted (a "Non-Assumed Stock Incentive"), such Stock Incentive shall immediately vest and be exercisable and any restrictions thereon shall lapse. Notwithstanding the foregoing, unless the Committee determines at or prior to the

  Change in Control, with respect to a Stock Incentive that is subject a Performance Goal for which the Performance Period has not expired, including a Stock Incentive subject to the Performance-Based Exception, the Participant shall be entitled to receive a number of Shares that is determined by measuring the applicalbe Performance Goal based upon actual results at or immediately prior to the Change in Control and/or based upon Performance Goals pro rated based on the time elapsed in the Performance Period as of the Change in Control date.

11.3
DISPOSITION OF STOCK INCENTIVES. Except as otherwise provided in a Stock Incentive Agreement, the Committee, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed Stock Incentives, take any or all of the following actions to be effective as of the date of the Change in Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period immediately preceding the date of the Change in Control, but only if such action remains contingent upon the effectuation of the Change in Control) (such date referred to as the "Action Effective Date"):

(a)
Unilaterally cancel such Non-Assumed Stock Incentive in exchange for:

(i)
whole and/or fractional Shares (or whole Shares and cash in lieu of any fractional Share) or whole and/or fractional shares of a successor (or for whole shares of a successor and cash in lieu of any fractional share) that, in the aggregate, are equal in value to the excess of:

(A)
in the case of Options, the Shares that could be purchased subject to such Non-Assumed Stock Incentive less the aggregate Exercise Price for the Options with respect to such Shares; and

(B)
in the case of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Units and Other Awards, Shares subject to such Stock Incentive determined as of the Action Effective Date (taking into account vesting), less the value of any consideration payable on exercise.

(ii)
cash or other property equal in value to the excess of:

(A)
in the case of Options, the Shares that could be purchased subject to such Non-Assumed Stock Incentive less the aggregate Exercise Price for the Options with respect to such Shares; and

(B)
in the case of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Units and Other Awards, Shares subject to such Stock Incentive determined as of the Action Effective Date (taking into account vesting) less the value of any consideration payable on exercise.

  In the event the Exercise Price or consideration payable on exercise is equal to or greater than the Shares, cash or other property payable as provided in paragraphs (i) and (ii) above, then such Options and other Stock Incentives shall be automatically cancelled without payment of any consideration therefor.

  (b)
  In the case of Options, unilaterally cancel such Non-Assumed Option after providing the holder of such Option with: (i) an opportunity to exercise such Non-Assumed Option to the extent vested within a specified period prior to the date of the Change in Control; and (ii) notice of such opportunity to exercise prior to the commencement of such specified period. However, notwithstanding the foregoing, to the extent that the recipient of a Non-Assumed Stock Incentive is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment: (A) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act; or (B) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless a Stock Incentive Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of the Option.

11.4
GENERAL RULE FOR OTHER STOCK INCENTIVES. If a Change in Control occurs, then, except to the extent otherwise provided in the Stock Incentive Agreement pertaining to a particular Stock Incentive or as otherwise provided in this Plan, each Stock Incentive shall be governed by applicable law and the documents effectuating the Change in Control.

SECTION 12
AMENDMENT OR TERMINATION

12.1
AMENDMENT OF PLAN. This Plan may be amended by the Committee from time to time to the extent that the Committee deems necessary or appropriate; provided, however, no such amendment shall be made without the approval of the shareholders of the Company if such amendment:

(a)
increases the number of Shares reserved under Section 3, except as set forth in Section 3.4;

(b)
extends the maximum life of the Plan under Section 4 or the maximum exercise period under Section 7;

(c)
decreases the minimum Exercise Price under Section 7;

  (d)
  changes the designation of Participant eligible for Stock Incentives under Section 6; or

  (e)
  would cause the Plan to no longer comply with Rule 16b-3 of the Exchange Act, Section 422 of the Code.

Shareholder approval of other material amendments (such as an expansion of the types of awards available under the Plan, an extension of the term of the Plan, or a change to the method of determining the Exercise Price of Options issued under the Plan) may also be required pursuant to rules promulgated by an established stock exchange or a national market system.

12.2
TERMINATION OF PLAN. The Board also may suspend the granting of Stock Incentives under this Plan at any time and may terminate this Plan at any time.

12.3
AMENDMENT OF STOCK INCENTIVES. The Committee shall have the right to modify, amend or cancel any Stock Incentive after it has been granted if:

(a)
the modification, amendment or cancellation does not diminish the rights or benefits of the Participant under the Stock Incentive (provided, however, that a modification, amendment or cancellation that results solely in a change in the tax consequences with respect to a Stock Incentive shall not be deemed as a diminishment of rights or benefits of such Stock Incentive);

(b)
the Participant consents in writing to such modification, amendment or cancellation;

(c)
there is a dissolution or liquidation of the Company;

(d)
this Plan and/or the Stock Incentive Agreement expressly provides for such modification, amendment or cancellation; or

(e)
the Company would otherwise have the right to make such modification, amendment or cancellation by applicable law.

Notwithstanding the forgoing, the Committee may reform any provision in a Stock Incentive extended to be exempt from Section 409A of the Code to maintain to maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code; provided, however, that if no reasonably practicable reformation would avoid the imposition of any penalty tax or interest under Section 409A of the Code, no payment or benefit will be provided under the Stock Incentive and the Stock Incentive will be deemed null, void and of no force and effect, and the Company shall have no further obligation in connection with such Stock Incentive.

SECTION 13
MISCELLANEOUS

13.1
SHAREHOLDER RIGHTS. Except as provided in Section 7.3 with respect to Restricted Stock, or in a Stock Incentive Agreement, no Participant shall have any rights as a shareholder of the Company as a result of the grant of a Stock Incentive pending the actual delivery of Shares subject to such Stock Incentive to such Participant.

13.2
NO GUARANTEE OF CONTINUED RELATIONSHIP. The grant of a Stock Incentive to a Participant under this Plan shall not constitute a contract of employment or other relationship with the Company and shall not confer on a Participant any rights upon his or her termination of employment or relationship with the Company in addition to those rights, if any, expressly set forth in the Stock Incentive Agreement that evidences his or her Stock Incentive.

13.3
TRANSFERS & RESTRUCTURINGS. The transfer of a Participant's employment between or among the Company or a Subsidiary (including the merger of a Subsidiary into the Company) shall not be treated as a termination of his or her Service under this Plan. Likewise, the continuation of Service by a Participant with a corporation that is a Subsidiary shall be deemed to be a termination of Service when such corporation ceases to be a Subsidiary.

13.4
LEAVES OF ABSENCE. Unless the Committee provides otherwise, vesting of Stock Incentives granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be in the Service of the Company in the case of any leave of absence approved by the Company. With respect to any ISOs, no such leave may exceed 90 days unless reemployment upon expiration of such leave is guaranteed by statute or contract and if reemployment upon expiration of a leave of absence is not so guaranteed, then three (3) months following the 91st day of such leave any ISO held by the Participant will cease to be treated as an ISO and if exercised thereafter will be treated for tax purposes as a NQSO.

13.5
GOVERNING LAW/CONSENT TO JURISDICTION. This Plan shall be construed under the laws of the State of Minnesota without regard to principles of conflicts of law. Each Participant consents to the exclusive jurisdiction in the United States District Court for the District of Minnesota for the determination of all disputes arising from this Plan and waives any rights to remove or transfer the case to another court.

13.6
ESCROW OF SHARES. To facilitate the Company's rights and obligations under this Plan, the Company reserves the right to appoint an escrow agent, who shall hold the Shares owned by a Participant pursuant to this Plan.

13.7
NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Stock Incentive, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such Shares shall be cancelled or otherwise eliminated.

13.8
FORFEITURE AND RECOUPMENT. Without limiting in any way the generality of the Committee's power to specify any terms and conditions of an Award consistent with law, and for greater clarity, the Committee may specify in an Stock Incentive Agreement that the Participant's rights, payments, and benefits with respect to a Stock Incentive, including any payment or Shares received upon exercise or in satisfaction of the Stock Incentive under this Plan shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions, without limit as to time. Such events shall include, but shall not be limited to, failure to accept the terms of the Stock Incentive Agreement, termination of Service under certain or all circumstances, Cause, violation of the Company's Code of Conduct or other material Company policies, misstatement of financial or other material information about the Company including as required in accordance with the provisions of Section 302 of Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable guidance thereunder, including rules promulgated by any securities exchange on which the Company's equity securities are listed, fraud, misconduct, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreement that may apply to the Participant, or other conduct by the Participant that the Committee determines is detrimental to the business or reputation of the Company and its Subsidiaries, including facts and circumstances discovered after termination of Service. The Committee shall determine, as late as the time of the recoupment, regardless of whether such method is stated in the Stock Incentive Agreement, whether the Company shall effect any such recoupment: (a) by seeking repayment from the Participant; (b) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company or any of its affiliates; (c) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company's otherwise applicable compensation practices; (d) by a holdback or escrow (before or after taxation) of part or all of the Shares, payment or property received upon exercise or satisfaction of the Stock Incentive; or (e) by any combination of the foregoing.

13.9
SEVERABILITY. If any provision of the Plan or any Stock Incentive is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Stock Incentive under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Stock Incentive, such provision shall be stricken as to such jurisdiction or as to such Stock Incentive, and the remainder of the Plan or any such Stock Incentive shall remain in full force and effect.

13.10
NO TRUST OR FUND CREATED. Neither the Plan nor any Stock Incentive shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant. To the extent that any Paticipant acquires a right to receive payments from the Company or any Subsidiary pursuant to a Stock Incentive, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 5, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MTSC2017 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 5, 2017. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. MTS SYSTEMS CORPORATION 14000 TECHNOLOGY DRIVE EDEN PRAIRIE, MN 55344 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E28509-P93964 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. MTS SYSTEMS CORPORATION The Board of Directors recommends you vote FOR the following: 1.To elect eight directors to hold office until the next annual meeting of shareholders or until their successors are duly elected. Nominees: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Withhold For All AllAllExcept 01) 02) 03) 04) David J. Anderson Jeffrey A. Graves David D. Johnson Randy J. Martinez 05) 06) 07) 08) Michael V. Schrock Gail P. Steinel Maximiliane C. Straub Chun Hung (Kenneth) Yu The Board of Directors recommends you vote FOR proposals 2, 3 and 5 and 1 YEAR on proposal 4: 2.To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2017. For Against Abstain 1 Year 2 Years 3 Years Abstain 4. To approve, in a non-binding, advisory vote, the frequency of the vote on the compensation of the Company's named executive officers. For Against Abstain 3.To approve, in a non-binding, advisory vote, the compensation of the Company's named executive officers. 5. To approve the Company's 2017 Stock Incentive Plan. NOTE: THIS PROXY/VOTING INSTRUCTION, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2, 3 AND 5 AND 1 YEAR ON ITEM 4. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. For address changes and/or comments, please check this box and write them on the back where indicated. This proxy should be marked, dated and signed by the shareholder(s) exactly as his, her or their name(s) appear(s) hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. Jointly owned shares will be voted as directed unless another owner instructs to the contrary, in which case, the shares will not be voted. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. E28510-P93964 PROXY MTS SYSTEMS CORPORATION Proxy for the Annual Meeting of Shareholders June 6, 2017 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned shareholder of MTS Systems Corporation, a Minnesota corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints David J. Anderson and Jeffrey A. Graves, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote all the shares of Common Stock of the Company, held of record by the undersigned on April 17, 2017, at the ANNUAL MEETING OF SHAREHOLDERS to be held on June 6, 2017, and any adjournments or postponements thereof. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Card to be signed on the reverse side V.1.1 Address Changes/Comments: